SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 11, 2010

Odimo Incorporated
(Exact name of small business issuer as specified in its charter)

Delaware	000-51161	22-3607813

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)
Chadian Village, Yun County, Hubei Province,
the People’s Republic of China 442500
(Address of Principal Executive Offices)
86-719-7580958
(Issuer Telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 3.02 Unregistered Sales of Equity Securities
Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Bylaws; Change in Fiscal Year
Item 5.06 Change in Shell Company Status
Item 9.01 Financial Statement and Exhibits
INDEX TO EXHIBITS
SIGNATURES
EX-99.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5
EX-99.6
EX-99.7
EX-99.8
EX-99.9
EX-99.10
EX-99.11

Forward Looking Statements
     This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
     Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s pro forma financial statements and the related notes filed with this Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement
     As more fully described in Item 2.01 below, on October 29, 2010, Odimo Incorporated (“the Registrant”), executed a share exchange agreement (the “Exchange Agreement”) by and between Standard Crushed Stone Industry Limited, a Cayman Islands investment holding company (“SCSI”), and the holder of 100% of SCSI’s issued and outstanding capital stock (the “SCSI Shareholder”), on the one hand, and the Registrant and a substantial stockholder of the Registrant on the other hand. A copy of the Exchange Agreement executed by the parties is incorporated by reference to this Item 1.01 to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K dated October 29, 2010 (the “October 29 8-K”).
     SCSI owns 100% of Dynasty Raw Materials Industry Limited, a Hong Kong investment holding company (“Dynasty”), which in turn owns 100% of Great Mountain Information Consultant Co., Ltd., a limited liability company organized in the People’s Republic of China (“PRC” or “China”) and a wholly foreign-owned enterprise under PRC laws (“GMIC”). GMIC has entered into a series of contractual arrangements with Hubei Jinlong Cement Co., Ltd., a PRC limited liability company (“Jinlong”). The contractual arrangements are discussed below in Item 2.01 under the section titled “Description of Business – Relationships with Jinlong and its Owners.”
     At the closing of the Exchange Agreement (the “Closing”), which occurred on November 11, 2010 (the “Closing Date”), the Registrant issued 235,281,759 shares of its common stock to the SCSI Shareholder in exchange for 100% of the issued and outstanding capital stock of SCSI held by the SCSI Shareholder (the “Share Exchange”). Immediately after the Closing, the Registrant had a total of 246,368,334 shares of common stock issued and outstanding, with the SCSI Shareholder and its assignees owning approximately 95.5% and the balance held by those who held the Registrant’s common stock prior to the Closing.
     Prior to the Share Exchange, the Registrant was a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result of the Exchange, the SCSI Shareholder became the Registrant’s controlling stockholder and SCSI became the Registrant’s wholly-owned subsidiary, and the Registrant acceded to the businesses and operations of SCSI, which are conducted by Jinlong in China. Throughout this Form 8-K, SCSI, Dynasty, GMIC and Jinlong are sometimes collectively referred to as “Jinlong Group.”
Terms and Conditions of the Share Exchange Agreement

     The following is a brief description of the terms and conditions of the Exchange Agreement that are material to the Registrant:
     Issuance of Common Stock. On the Closing Date, the Registrant issued 235,281,759 shares of its common stock to the SCSI Shareholder in exchange for 100% of the issued and outstanding capital stock of SCSI held by the SCSI Shareholder.
     Change in Directors and Management. Amerisa Kornblum, the Registrant’s sole executive officer immediately prior to the Share Exchange, resigned, and Zhilian Chen was appointed as the Registrant’s new chief executive officer, and Zhihua Chen as the Registrant’s new chief financial officer and secretary, effective at the Closing. Additionally, upon the satisfaction of the requirements of Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder on November 12, 2010, Alan Lipton, Stanley Stern and Steven Tishman, each a director on the Registrant’s board of directors immediately prior to the Share Exchange, resigned, and Zhilian Chen, Zhihua Chen and Zhenjun Wu were appointed in their place, with Zhilian Chen as chairman of the board of directors.

Item 2.01	Completion of Acquisition or Disposition of Assets
     On November 11, 2010, the Registrant consummated the Share Exchange referenced in Item 1.01 of this Form 8-K, and acquired 100% of the capital stock of SCSI. As a result, the Registrant acquired control of the businesses and operations of the Jinlong Group, which are conducted in China by Jinlong and controlled by SCSI through contractual arrangements between GMIC and Jinlong. The description of the material terms and conditions of the Exchange Agreement as described in Item 1.01 above is incorporated herein by reference and is qualified in its entirety by reference to the full text of the Exchange Agreement which was filed as Exhibit 2.1 to the October 29 8-K and is incorporated by reference herein to this Item 2.01.
     The Exchange Agreement and the transactions contemplated thereunder were approved by the Registrant’s board of directors, as well as the respective boards of directors of SCSI and the SCSI Shareholder. Except for the Exchange Agreement and the transactions contemplated thereunder, neither the Registrant nor any officer and director serving immediately prior to the consummation of the Share Exchange had any material relationship with SCSI, the SCSI Stockholder, or any of their officers or directors.
     As a result of the Share Exchange, the Registrant’s principal business is now that of the Jinlong Group, as more fully described below. The information provided hereinafter in this Item 2.01 with respect to the Jinlong Group is intended to comply with the disclosure requirements of Form 10 prescribed under the Exchange Act.
DESCRIPTION OF BUSINESS
     Except as otherwise indicated by the context, references to “we”, “us” or “our” hereinafter in this Form 8-K are to the combined business of the Jinlong Group, except that references to “our common stock”, “our shares of common stock” or “our capital stock” or similar terms shall refer to the common stock of the Registrant.
Overview
     We produce and sell Portland cement in China under our brand “Xuanlong.” Our cement plant commenced operations in 2005 with an initial annual capacity of 0.9 million metric tons. In July 2010 we completed a new production line with annual production capacity of 1.4 million metric tons, bringing our total annual production capacity to 2.3 million metric tons. Our cement plant is located in Shiyan, Hubei Province, where we are headquartered.
     Based on production capacity, we are the largest cement producer in Shiyan, with a 48% market share within a 50-kilometer radius of our plant. We produced 938,986 metric tons and 754,587 metric tons of cement during the fiscal years ended September 30, 2009 and 2008, respectively, 510,909 metric tons and 381,327 metric tons during the three months ended June 30, 2010 and 2009, respectively, and 1,471,362 metric tons and 1,045,591 metric tons during the nine months ended June 30, 2010 and 2009, respectively.

     We have the right to extract limestone, the key ingredient for cement production, from two quarries located within 20 and 50 kilometers, respectively, from our cement plant. Up to 8,000 metric tons of limestone are currently extracted from these quarries daily to supply our cement production lines.
     We sell our cement primarily to distributors in Shiyan who sell to terminal customers in Hubei and Shaanxi, but we also sell directly to concrete manufacturers locally. We sold 942,718 metric tons and 767,531 metric tons of cement during our fiscal years ended September 30, 2009 and 2008, respectively, 332,505 metric tons and 257,586 metric tons in the three months ended June 30, 2010 and 2009, respectively, and 965,455 metric tons and 681,364 metric tons in the nine months ended June 30, 2010 and 2009.
     Our net sales and net income for the three months and nine months ended June 30, 2010 and 2009, and for the fiscal years ended September 30, 2009 and 2008, are as follows:

	Three months ended		Nine months ended		Years ended
	June 30,		June 30,		September 30,
	2010	2009	2010	2009	2009	2008
	(unaudited)		(unaudited)
Net Revenue	$10,899,451	$10,313,944	$32,313,641	$26,490,326	$36,151,047	$26,192,757
Net Income	$943,814	$1,676,731	$2,644,718	$4,744,358	$6,099,413	$3,197,104
Corporate Organization
     SCSI is an investment holding company established in Cayman Islands on February 5, 2010. Other than holding 100% of the outstanding equity interests of Dynasty, SCSI has no separate operations of its own.
     Dynasty is an investment holding company established in Hong Kong Special Administrative Region on February 26, 2010. Other than holding 100% of the outstanding equity interests of GMIC, Dynasty has no separate operations of its own.
     GMIC is a limited liability company established in the PRC on May 11, 2010, with registered capital of $8 million, 15% of which is required to be paid within 90 days from the date of organization and the balance of which is due within two years from the issuance date of its business license. Because all of its outstanding equity interests are held by Dynasty, GMIC is deemed a wholly foreign owned enterprise, or WFOE, under applicable PRC law. The principal purpose of GMIC is to manage, hold and own rights in and to the businesses, operations and profits of Jinlong, which it does through a series of contractual arrangements.
     Jinlong is a limited liability company organized in the PRC on December 18, 2004, with registered capital of 80 million Renminbi (“RMB”), all of which has been fully paid by its owners. Jinlong has three equity owners, including Zhilian Chen (91%), Zhihua Chen (4.5%) and Zhenjun Wu (4.5%), each of whom has been appointed as the Registrant’s executive officers and director in connection with the Share Exchange described in Item 1.01 of this Form 8-K. All of our business operations are conducted by Jinlong, for which it has the necessary licenses, permits and approvals.
     Jinlong and its three owners entered into contractual arrangements with GMIC on November 10, 2010, through which we control Jinlong and its business operations.
Contractual Agreements with Jinlong and its Owners
     We do not own any equity interests in Jinlong, but control and receive the economic benefits of its business operations through a series of exclusive contractual arrangements with Jinlong and its three owners (the “Owners”). Through these contractual arrangements, we have the ability to, among other things, substantially influence Jinlong’s business operations, policies and management and to approve all matters requiring owner approvals, and we have the right to include 100% of the annual net income earned by Jinlong as part of our combined financial statements.
     We have been advised by our PRC counsel, Tianyuan Law Firm in Beijing, that the contractual arrangements constitute valid and binding obligations of the parties of such agreements. Each of the contractual arrangements and the rights and obligations of the parties thereto are enforceable and valid in accordance with the laws of the PRC. The contractual arrangements, as currently in effect, are comprised of the following:
     Consulting Services Agreement. Pursuant to the exclusive consulting services agreement between GMIC and Jinlong, GMIC has the exclusive right to provide to Jinlong consulting services related to Jinlong’s business operations (the “Services”). GMIC also sends employees to Jinlong and Jinlong bears the costs and expenses for such employees. Under this agreement, GMIC owns the intellectual property rights developed through the Services provided to Jinlong. Jinlong pays a quarterly consulting service fee in RMB to GMIC that is equal to all of Jinlong’s net income for such quarter. The consulting services agreement is in effect unless and until terminated by written notice of either party in the event that: (a) the other party causes a material breach of this agreement, provided that if the breach does not relate to a financial obligation of the breaching party, that party may attempt to remedy the breach within fourteen (14) days following the receipt of the written notice; (b) the other party becomes bankrupt, insolvent, is the subject of proceedings or arrangements for liquidation or dissolution, ceases to carry on business, or becomes unable to pay its debts as they become due; (c) GMIC terminates its operations; (d) Jinlong’s business license or any other license or approval for its business operations is terminated, cancelled or revoked; or (e) circumstances arise which would materially and adversely affect the performance or the objectives of the consulting services agreement. Additionally, GMIC may terminate the consulting services agreement without cause.
     Operating Agreement. Pursuant to the operating agreement among GMIC, Jinlong and the Owners, GMIC provides guidance and instructions on Jinlong’s daily operations, financial management and employment issues. The Owners must designate the candidates recommended by GMIC as their representatives on Jinlong’s board of directors. GMIC has the right to appoint senior executives of Jinlong. In addition, GMIC agrees to guarantee the performance of Jinlong under any agreements or arrangements relating to Jinlong’s business arrangements with any third party. Jinlong, in return, agrees to pledge its accounts receivable and all of its assets to GMIC. Moreover, Jinlong agrees that without the prior consent of GMIC, Jinlong will not engage in any transactions that could materially affect the assets, liabilities, rights or operations of Jinlong, including, without limitation, incurrence or assumption of any indebtedness, sale or purchase of any assets or rights, incurrence of any encumbrance on any of its assets or intellectual property rights in favor of a third party or transfer of any agreements relating to its business operation to any third party. The term of this agreement is ten years from November 10, 2010, and may be extended only upon GMIC’s written confirmation prior to the expiration of the agreement, with the extended term to be mutually agreed upon by the parties.
     Equity Pledge Agreement Under the equity pledge agreement among GMIC, Jinlong and the Owners, the Owners pledged all of their equity interests in Jinlong to GMIC to guarantee Jinlong’s performance of its obligations under the consulting services agreement. If Jinlong or the Owners breach their respective contractual obligations, GMIC, as pledgee, will be entitled to certain rights, including, but not limited to, the right to sell the pledged equity interests, the right to vote and control the pledged assets. The Owners also agreed, that upon occurrence of any event of default, GMIC shall be granted an exclusive, irrevocable power of attorney to take actions in the place and instead of the Owners to carry out the security provisions of the equity pledge agreement and take any action and execute any instrument that GMIC may deem necessary or advisable to accomplish the purposes of the equity pledge agreement. The Owners agreed not to dispose of the pledged equity interests or take any actions that would prejudice GMIC’s interest. The equity pledge agreement will expire in two years after Jinlong’s obligations under the exclusive consulting services agreement have been fulfilled.
     Option Agreement. Under the option agreement among GMIC, Jinlong and the Owners, the Owners irrevocably granted GMIC or its designated person an exclusive option to purchase, to the extent permitted under Chinese law, all or part of the equity interests in Jinlong for the cost of the initial contributions to the registered capital or the minimum amount of consideration permitted by applicable Chinese law. GMIC or its designated person has sole discretion to decide when to exercise the option, whether in part or in full. The term of this agreement is ten years from November 10, 2010, and may be extended prior to its expiration by written agreement of the parties.

     Proxy Agreement. Pursuant to the proxy agreement among GMIC, Jinlong and the Owners, the Owners agreed to entrust all the rights to exercise their voting power to designee(s) of GMIC. Such designee(s) shall have the right to exercise the Owners’ voting and other rights, including the attendance at and the voting of their shares at Jinlong’s shareholders meetings (or by written consent in lieu of meetings) in accordance with applicable laws and Jinlong’s Article of Association. This agreement may not be terminated without the unanimous consent of all parties, except that GMIC may, by giving a thirty (30) day prior written notice to the Owners, terminate the proxy agreement, with or without cause.
     As a result of the foregoing contractual arrangements, we are considered the primary beneficiary of Jinlong. Accordingly, we combine its results, assets and liabilities in our financial statements.
Post-Share Exchange Corporate Structure
     The following diagram illustrates the Registrant’s corporate structure after the Closing of the Share Exchange:

(1)	From and after the Closing of the Share Exchange, the management of the Registrant includes: Zhilian Chen as chief executive officer, and Zhihua Chen as chief financial officer and secretary, and upon satisfaction of the requirements of Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder on November 12, 2010, Zhilian Chen, Zhihua Chen and Zhenjun Wu became directors of the Registrant, with Zhilian Chen as chairman of the board.

(2)	The management of SCSI is comprised of Zhilian Chen, Zhihua Chen and Zhenjun Wu as its managing directors. The Registrant is the sole shareholder of SCSI.

(3)	The management of Dynasty is comprised of Zhilian Chen, Zhihua Chen and Zhenjun Wu as its managing directors. SCSI is the sole shareholder of Dynasty.

(4)	The management of GMIC is comprised of Zhilian Chen, Zhihua Chen and Zhenjun Wu as its executive directors. Dynasty is the sole shareholder of GMIC, and as such, GMIC is a wholly-foreign owned enterprise or WFOE.

(5)	GMIC controls Jinlong through contractual arrangements, including a consulting services agreement, operating agreement, equity pledge agreement, voting rights proxy agreement and option agreement.

(6)	The management of Jinlong includes: Zhilian Chen as chairman, Zhihua Chen as financial manager, Zhenjun Wu as general manager, and Xianjin Wang and Qiude Luo each as vice general manager. As of the date of this current report: Zhilian Chen, Zhenjun Wu and Zhihua Chen own 91%, 4.5% and 4.5% of Jinlong, respectively.
Our Business Operations
Cement Production
     Portland cement, the most common type of cement worldwide, is a basic ingredient of concrete, mortar, stucco and most grout. We produce Portland cement through a closely controlled chemical process, which begins with the crushing of limestone and clay, and in some instances, other raw materials. The crushed limestone and clay are then pre-dried and fed into a grinder in preparation for the kiln. The grounded raw materials are calcined, or processed, at a very high temperature in the kiln to produce clinker, an intermediate product used in the manufacture of cement.
     There are two primary processes used to manufacture cement: dry process and wet process. We use the dry process for both of our production lines, which is more fuel efficient and environmental friendly. In the dry process, the clinker is fed, along with gypsum, in pre-established proportions into a cement grinding mill to grind into an extremely fine powder to produce finished cement. We produce three types of Portland cement, No. 32.5, No. 42.5 and No. 52.5. No. 32.5 is the least expensive and durable of the three, and is primarily used for low-rise buildings intended for residential use. No. 42.5 is primarily used for high-rise buildings intended for commercial use. No. 52.5, which has the highest compressive strength of the three, is primarily used for large-scale infrastructure constructions, such as bridges, highways and dams.
     Our cement production plant, located in Shiyan, currently has two cement production lines, one of which was completed in July 2010, with combined annual production capacity of 2.3 million metric tons. Our cement production during the three and nine months ended June 30, 2010 and 2009, and during the fiscal years ended September 30, 2009 and 2008, are as follows:

	Three months ended		Nine months ended		Fiscal year ended
	June 30,		June 30,		September 30,
	2010	2009	2010	2009	2009	2008
Cement Produced (mt)	510,909	381,327	1,471,362	1,045,591	754,587	938,986
Customers
     Our customers are primarily our distributors, who purchase our cement to sell to customers in Hubei and Shaanxi, but we also sell directly to concrete manufacturers locally. Our distributors are unaffiliated with and independent of us and our officers and directors. We usually enter into an annual contract with each distributor that sets forth the distribution region the distributor is assigned, the amount of cement the distributor is obligated to sell during the contract year, selling prices and the sales commission. Our distributors are entitled to a monthly bonus in proportion to the amount of cement sold that exceeds 60% of the contract amount. If a distributor sells more than

90% of the contract amount in a month, it will be entitled to a bonus of RMB 10.00 per metric ton for any amount sold that exceeds 90% of the contract amount. In addition, our distributors are also entitled to a yearly bonus of RMB 5.00 per metric ton for any amount sold that exceeds the contract amount. From time to time, we also make individual sales outside of a distribution contract if adequate capacity exists at the time. We also currently have an annual sales contract with a local concrete manufacturer that sets forth the types and quantity of products the manufacturer is obligated to purchase during the contract year. Pursuant to the sales contracts, all our customers, including distributors, will take delivery of our products from our cement plant and ship the products at their own costs. For the three months ended June 30, 2010 and 2009, our three largest customers collectively accounted for approximately 71% and 68% of our sales, respectively. For the nine months ended June 30, 2010 and 2009, our three largest customers collectively accounted for approximately 72% and 74% of our sales, respectively. For the fiscal years ended September 30, 2009 and 2008, one and three customers collectively accounted for approximately 71.65% and 64.98% of our sales, respectively.
     The table below sets forth our current customers.

Name of Customer	Type of Customer	Contract Amount
Shiyan Zhuomai Trading Co., Ltd.	Cement Distributor	720,000 metric tons per year
Shiyan Hongqiang Industry & Commerce Co., Ltd.	Cement Distributor	200,000 metric tons per year
Shiyan Hengying Trading Co., Ltd.	Cement Distributor	80,000 metric tons per year
Shiyan Longtong Industry & Commerce Co., Ltd.	Cement Distributor	40,000 metric tons per year
Bilin Fu, an individual	Cement Distributor	40,000 metric tons per year
Shiyan Linxin Trading Co., Ltd.	Cement Distributor	60,000 metric tons per year
Shiyan Hangong Architectural Concrete Co., Ltd.	Concrete Manufacturer	80,000 metric tons per year
Raw Materials and Fuel Supplies
     The principal raw material used in the production of cement is calcium carbonate in the form of limestone. Our limestone is principally supplied by two quarries located within 20 and 50 kilometers from our cement plant, respectively, and from which we have the right to extract. We are responsible for all paperwork required by the government to retain such extraction rights as well as relevant fees and expenses, and we engage third-party contractors to extract limestone from these quarries. Pursuant to our agreements with the contractors, they are obligated to extract a certain amount of limestone per day or per month with their own equipments and deliver the limestone to our cement plant. We pay the contractors for the limestone and delivery costs at an agreed rate. We do not have control over the operations at the quarries, but we require that all the workers of these contractors must be covered by life insurance. The contractors are also responsible for any injuries, damages or other incidents that may occur at the quarries.
     Between 6,000 to 8,000 metric tons of limestone are being extracted daily from these quarries to supply our cement production lines. We believe that the quarries will be able to supply us for at least 42 years based on our present production capacity.
     Other raw materials include sand, clay, iron ore and gypsum, which are used in substantially smaller quantities than limestone. These materials are readily available and can either be obtained from the two quarries that we have extraction rights to or purchased from outside suppliers. We enter into annual supply contracts with our suppliers that require us to purchase a minimum amount of raw materials at an agreed price during the contract year. The table below sets forth our current suppliers of raw materials, all of whom are unaffiliated with and independent of us and our officers and directors.

Raw Materials	Name of Supplier	Amount of Supply
Clay	Yuhui Yang, an individual	22,000 metric tons per month
Coal gangue	Baoxia Zhaoyuan Limestone Quarry	3,000 metric tons per month
Ferroalloy slag	Youping Metallurgical Plant	Upon request
Coal ash	Shiyan Riteng Commerce Co., Ltd.	90,000 metric tons per year
Coal ash	Jun Zhang, an individual	800 metric tons per month
Calcined coal gangue	Baoxia Zhaoyuan Limestone Quarry	100,000 metric tons per year

     We rely primarily on coal as fuel to power our cement plant. We purchase coal and coke from four suppliers through supply contracts that require us to purchase a minimum amount during the contract year. The table below sets forth our current fuel suppliers.

Fuel	Name of Supplier	Amount of Supply
Coal	Shiyan Chaoneng Trade Co., Ltd.	6,000 metric tons per month
Coal	Xianyang Zhonghong Coal Co., Ltd.	2,000 metric tons per month
Coal	Shiyan Runfengyuan Industry Co., Ltd.	6,000 metric tons per month
Coal	Shiyan Zhongxiang Coal & Chemical Distribution Co., Ltd.	1,000 metric tons per month
Coal	Yunxian Xinlong Trade Co., Ltd.	2,000 metric tons per month
Boiler slag	Shiyan Thermal Power Plant	Per purchase order
     Our contracts with our raw material and fuel suppliers require payments to be made on a monthly basis. The raw material and fuel supplies are delivered to our cement plant through ground transportation. Our three largest suppliers collectively accounted for approximately 52% and 43% of our purchases for the three months ended June 30, 2010 and 2009, respectively. Our three largest suppliers collectively accounted for approximately 52% and 45% of our purchases for the nine months ended June 30, 2010 and 2009, respectively. Two and three suppliers collectively accounted for approximately 45.05% and 36.34% of our purchases for the years ended September 30, 2009 and 2008, respectively.
     While we are dependent on these suppliers for our raw material and fuel supply, we are always seeking other supply sources and believe that we can find alternative suppliers with comparable terms within a reasonable amount of time without any significant disruption in our operations. In recent years, we have not experienced any significant shortages of raw materials, and we normally do not carry inventories of these items in excess of what is reasonably required to meet our production and delivery schedules.
Marketing
     Our principal marketing area includes Shiyan and its surrounding region in Hubei Province and Ankang and its surrounding region in Shaanxi Province. We run advertisements on selected TV channels to promote our brand and the products we sell. Under our agreement with Shiyan TV, our advertisement will appear four times a day at designated times. We also promote our brand and products using billboards.
Storage
     We store finished cement in 13 tower silos located on our plant site, which in the aggregate have the capacity to store approximately 53,000 metric tons of cement. These silos connect to our production lines and packaging facilities.
Operating Licenses
     We hold an Industrial Production License (the “Production License”), granted by the PRC General Administration of Quality Supervision, Inspection and Quarantine (“GAQSIQ”). The Production License allows us to produce cement in China and must be renewed every five years. We have been granted the Production License at the discretion of the PRC government after our cement passed the inspection of the GAQSIQ. Without the Production License, we would not be able to manufacture cement. Our Business License issued by the local Administration of Industry and Commerce allows us to sell our cement, and is subject to annual review and renewal.
     We also hold a Discharge Permit granted by the Hubei Province Administration of Environmental Protection. The Discharge Permit allows us to emit waste from the cement manufacture process within a certain amount and must be renewed every three years.
Competition
     The cement market in China is highly competitive. The market is also generally regional because transportation costs are high relative to the value of the product. The nature of our competition varies among our product lines due to the widely differing amounts of capital necessary to build production facilities. Construction of cement production facilities is highly capital intensive and requires long lead times to complete engineering design, obtain regulatory permits, acquire equipment and construct a plant.
     Competition is largely driven by price and, to a lesser extent, quality of product and service. As a result, the prices that we charge our customers are not likely to be materially different from the prices charged by other cement producers in the same markets. Accordingly, our profitability is generally dependent on the level of demand for cement in the local markets we serve, and on our ability to control operating costs.
     Under the Chinese central government’s RMB 4 trillion (approximately $586 billion) economic stimulus plan announced in November 2008, RMB 300 billion will be allocated to the transportation and logistics sectors, which the government believes will attract nearly RMB 700 billion in investment from other sources. We believe that the stimulus plan will continue to drive demand for cement.
     We currently face competition from both state-owned and private cement manufacturers based in Hubei Province and elsewhere. In addition to us, there are currently three private enterprises in and around Shiyan City (where we are based) that are licensed to manufacture and distribute cement, namely, Fangxian Diamond Cement Co., Ltd., Zhuxi Ruicheng Cement Co., Ltd. and Wudangshan Cement Co., Ltd. All of them use the dry method similar to ours to produce. Some of our competitors may have greater financial resources, sales resources, storage capacity and transportation capacity than we do, and may have exclusive supply and purchase arrangements with suppliers as a result of long-term relationships.
     We believe we have the following advantages over our competitors:
     Leading Market Positions. Based on production capacity, we are the largest cement producer in Shiyan, with a 48% market share within a 50 kilometer radius of our plant. We believe our leadership in the local market enhances our competitive position.
     Sufficient Raw Material Reserve. Limestone is the most essential raw material in cement production. We have obtained the rights to limestone from two quarries, which we believe will be able to supply us for at least 42 years based on our present production capacity.
     Large-scale Production Line. Our new dry processing production line launched in July 2010 has a capacity of 1.4 million metric tons, which we believe is more fuel-efficient and less polluting than smaller-scale production lines.
     Strategic Location and Markets. Our plant is strategically located in proximity to our customers and sources of raw materials, which allow us to access the local cement market in Shiyan. Our limestone quarries are located 20 and 50 kilometers from our production site. During calendar year 2009, the cement consumption in Shiyan City and Hubei Province accounted for approximately 0.15% and 4.5%, respectively, of total cement consumption in China.
     Long-Standing Customer Relationships. We have established a base of long-standing customer relationships. We strive to achieve customer loyalty by delivering superior customer service and maintaining an experienced sales force with in-depth market knowledge. We believe our long-standing relationships and our leading market positions help to provide additional stability to our operating performance and make us a preferred supplier.
Research and Development
     Currently, we do not engage in any researching and developing activities. We do, however, maintain a laboratory primarily to inspect both raw materials and finished products for quality assurance purposes.
Intellectual Properties
     We presently have one trademark brand, “Xuanlong”, registered with the Trademark Bureau of the State Administration of Industry and Commerce of the PRC (the “PRC Trademark Office”), which is issued for a period of 10 years.

Government Regulations
Regulations Relating to the Cement Industry
     On November 21, 2009, the Ministry of Industry and Information Technology of the PRC (“MIIT”) promulgated the Notice on the Inhibition of Excess Capacity and Redundant Construction and Guide the Healthy Development of the Cement Industry which mandates that policy be set to restrict and improve market access to the PRC cement industry. According to the Notice, MIIT will promulgate such policy together with other relevant authorities.
Environmental Protection
     The relevant PRC governmental authorities set national and local environmental protection standards, as well as examine and issue approvals on environmental aspects of different stages of various projects. We are required to file an environmental impact statement, or in some cases, an environmental impact assessment outline, to obtain such approvals. The filing must demonstrate that the project in question conforms to applicable environmental standards. Generally speaking, environmental protection bureaus will issue approvals and permits for projects using modern pollution control measurement technology.
     The PRC national and local environmental laws and regulations impose fees for the discharge of waste substances above prescribed levels, require the payment of fines for serious violations and provide that the PRC national and local governments may, at their own discretion, close or suspend any facility which fails to comply with orders requiring it to cease or improve operations causing environmental damage.
     In accordance with the requirements of the environmental protection laws of the PRC, we have installed the necessary environmental protection equipment, adopted advanced environmental protection technologies, established responsibility systems for environmental protection, and reported to and registered with the relevant local environmental protection department.
SAFE Regulations Pertaining to Overseas-Listed Companies
Circular 75
     The PRC State Administration of Foreign Exchange (“SAFE”) issued the Circular on Issues Relevant to Foreign Exchange Control with Respect to the Round-trip Investment of Funds Raised by Domestic Residents Through Offshore Special Purpose Vehicles (“Circular 75”), on October 21, 2005. Circular 75 requires PRC residents and citizens to register with their local SAFE branches before establishing or acquiring the control of any company outside of China by using domestic assets or equities for the purpose of equity financing. PRC residents and citizens who are stockholders of offshore special purpose companies established before November 1, 2005 were required to conduct overseas investment registration with the local SAFE branches before March 31, 2006. Further, PRC residents and citizens must register all major changes relating to capitalization (including overseas equity or convertible bonds financing) within 30 days upon the occurrence of such changes.
     On May 29, 2007, the SAFE issued the Notice on Operating Procedures for the Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles (“Notice 106”). Notice 106 clarifies some outstanding issues with respect to Circular 75, and adds various implementing rules. Specifically, it provides for seven schedules to be established by the SAFE in order to track registration requirements for offshore fundraising and roundtrip investments.
     Failure to comply with the registration procedures set forth in Circular 75 and any other rules and regulations may result in restrictions on the relevant PRC subsidiary, including the payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity. Non-compliance may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations, and may result in liability under PRC law for foreign exchange evasion.

     At present, however, many key terms and provisions in Circular 75 continue to remain unclear and without consistent official interpretations. In addition, implementation by central and local SAFE branches has been inconsistent since adoption of these regulations, which often results in substantial delays in application review and processing.
     It is uncertain how our business operations or future strategy will be affected by the interpretations and implementation of Circular 75. It is anticipated that its application will continued to be subject to significant administrative interpretation, and we will need to closely monitor how the relevant PRC governmental bodies apply the rules to ensure that our domestic and offshore activities continue to comply with PRC law. Given the uncertainties regarding interpretation and application of the new rules, we may need to expend significant time and resources to maintain compliance.
Dividend Distribution
     The principal laws, rules and regulations governing dividends paid by our PRC affiliated entities include the Company Law of the PRC (1993), as amended in 2005, Wholly Foreign Owned Enterprise Law (1986), as amended in 2000, and Wholly Foreign Owned Enterprise Law Implementation Rules (1990), as amended in 2001. Under these laws and regulations, each of our combined PRC entities, including wholly foreign owned enterprises, or WFOEs, and domestic companies in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our combined PRC entities, including WFOEs and domestic companies, is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its statutory surplus reserve fund until the accumulative amount of such reserve reaches 50% of its respective registered capital. These reserves are not distributable as cash dividends. As of September 30, 2010, the accumulated balance of our statutory reserve funds reserves amounted to RMB 9.1M (approximately $1.4M) and the accumulated profits of Jinlong that were available for dividend distribution amounted to RMB 8.6M (approximately $1.3M).
Taxation
     Under the PRC Enterprise Income Tax Law, or EIT Law, enterprises are classified as resident enterprises and non-resident enterprises. An enterprise established outside of China with its “de facto management bodies” located within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define “de facto management bodies” as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise; however, it remains unclear whether the PRC tax authorities would deem our managing body as being located within China. Due to the short history of the EIT Law and lack of applicable legal precedents, the PRC tax authorities determine the PRC tax resident treatment of entities organized under the laws of foreign jurisdictions on a case-by-case basis.
     If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of PRC tax consequences could follow. First, we may be subject to enterprise income tax at a rate of 25% on our respective worldwide taxable income, as well as PRC enterprise income tax reporting obligations. Second, although the EIT Law provides that “dividends, bonuses and other equity investment proceeds between qualified resident enterprises” is exempted income, and the implementing rules of the EIT Law refers to “dividends, bonuses and other equity investment proceeds between qualified resident enterprises” as the investment proceeds obtained by a resident enterprise from its direct investment in another resident enterprise, it is still unclear whether the dividends we receive from GMIC constitute “dividend between qualified resident enterprises” and consequently are qualified for tax exemption.
     Moreover, the State Administration of Taxation issued a circular, or Circular 698, on December 10, 2009, that reinforces taxation on transfer of non-listed shares by non-resident enterprises through overseas holding vehicles. Circular 698 apply retroactively and were deemed to be effective as of January 2008. Pursuant to Circular 698, where (i) a foreign investor who indirectly holds equity interest in a PRC resident enterprise through an offshore holding company indirectly transfers equity interests in a PRC resident enterprise by selling the shares of the offshore holding company, and (ii) the offshore holding company is located in a jurisdiction where the effective tax rate is lower than 12.5% or where the offshore income of its residents is not taxable, the foreign investor is required to provide the tax authority in charge of that PRC resident enterprise with certain relevant information within 30 days of the transfer. The tax authorities in charge will evaluate the offshore transaction for tax purposes. In the event that the tax authorities determine that such transfer is abusing forms of business organization and there is no reasonable commercial purpose other than avoidance of PRC enterprise income tax, the tax authorities will have the power to conduct a substance-over-form re-assessment of the nature of the equity transfer. A reasonable commercial purpose may be established when the overall offshore structure is set up to comply with the requirements of supervising authorities of international capital markets. If the State Administration of Taxation’s challenge of a transfer is successful, they will deny the existence of the offshore holding company that is used for tax planning purposes. Since Circular 698 has a short history, there is uncertainty as to its application.
Seasonality
     Demand for cement is seasonal, particularly in areas where inclement winter weather often affects construction activity. Cement sales are generally greater in the period from September to December than during the remainder of the year.
Employees
     The following table sets forth the number of our employees for each of our areas of operations and as a percentage of our total workforce as of September 30, 2010.

	Number of
	Employees	% of Employees
Management & Administration	75	14.5%
Mechanics & Electrician	77	14.9%
Product Inspection	230	44.4%
Operation Control	24	4.6%
Laboratory	35	6.8%
General Operation	77	14.9%
TOTAL	518	100.0%

     Our employees are interviewed and hired by our human resource department. We usually enter into employment agreements with a term of three years with employees. We believe that our relationship with our employees is good. Management expects that our access to reasonably priced and competent labor will continue into the foreseeable future.
Environmental Matters
     We believe that we are in compliance with present environmental protection requirements in all material respects. Our production processes generate noise, waste water, gaseous wastes and other industrial wastes. We have installed various types of anti-pollution equipment in our facilities to reduce, treat, and where feasible, recycle the wastes generated in our production process. Our operations are subject to regulation and periodic monitoring by local environmental protection authorities.
Corporate Information
     Our principal executive office is located at Chadian Village, Yun County, Shiyan, Hubei Province, PRC 442500. Our main telephone number is 86-719-7580958 and our facsimile number is 86-719-7580958.
RISK FACTORS
You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated into this Form 8-K that are not historic facts are forward-

looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.
Risks Related to Our Business and Industry
Our business is sensitive to economic cycles within the public, residential and non-residential construction segments as well as seasonality and inclement weather conditions. Some of our competitors may cope better than we can with adverse economic and market conditions.
     The cement market is generally regional because transportation costs are high relative to the value of the product. Demand for our products is derived primarily from public (infrastructure), residential and non-residential construction activity in our specific regional markets. Construction activity in each of these markets is cyclical and is influenced by prevailing economic conditions in these markets. During fiscal year 2009 and into fiscal year 2010, the economy in all of our operating regions was in an economic slowdown. Tight credit conditions and providence budget shortfalls have led to declines in all segments of construction activity in our markets. Demand for our products has fallen, and our results of operations have been negatively impacted. If these conditions continue or worsen, we could incur significant losses, which could materially and adversely affect our business and financial condition.
     Economic factors may fluctuate more widely in regional markets than in China as a whole. As a result, even though we sell in more than one region, our operating results are subject to significant fluctuation from region to region. Because we sell most of our cement in Hubei Province, a significant further decline in cement demand or prices in Hubei Province could materially and negatively impact our profitability.
     Our product prices are subject to material changes in response to relatively minor fluctuations in supply and demand, which can be affected by economic and other market conditions beyond our control. In the last year we have experienced both volume and price declines. We may face more price or volume declines in the future. Due to the high fixed cost nature of our business, our operating results may be significantly affected by relatively small changes in production volumes. Moreover, our industry is characterized by low backlogs, which means that our results of operations may be promptly affected by short term economic fluctuations.
     Our customers are engaged in a substantial amount of construction in which government funding is a component and, as a result, can be subject to government budget constraints and political shifts resulting in funding reallocation. In November 2008, the PRC government launched a stimulus program to spend 4 trillion RMB (approximately $570 billion) over the next two to five years in 10 major areas, such as low-income housing, rural infrastructure and rebuilding from several natural disasters. Our management believes these funds will have a positive impact on demand for our products for a period of time, but the length and depth of that demand cannot be predicted.
     The regional nature of our business also makes us vulnerable to changes in regional weather and its impact on the regional construction industry. Our operating profit is generally lower in our fiscal quarter ending on the last day of February than it is in our other three fiscal quarters because of the impact of winter weather on construction activity.
     Some of our competitors are larger and have greater financial resources or less financial leverage than we do. As a result, these competitors may cope better than we can with adverse economic or market conditions and any downward pressure on prices or volumes.
Our ability to operate at a profit is partially dependent on market prices of cement. If cement prices drop too far, we will be unable to maintain profitability.
     Our results of operations and financial condition will be affected by the selling prices for cement. Prices are subject to and determined by market forces over which we have no control. Our revenues will be heavily dependent on the market prices for cement in the markets we service in China.

We rely on major customers and the loss of these customers could adversely affect our revenues.
     For the three months ended June 30, 2010 and 2009, our three largest customers collectively accounted for approximately 71% and 68% of our sales, respectively. For the nine months ended June 30, 2010 and 2009, our three largest customers collectively accounted for approximately 72% and 74% of our sales, respectively. For the fiscal years ended September 30, 2009 and 2008, one and three customers collectively accounted for approximately 71.65% and 64.98% of our revenue, respectively. Due to severe price competition and a general desire for customers to diversify its supply/vendor base, there can be no assurances that we will maintain the level of sales to these customers, The loss or material decrease in sales to these customers before suitable replacements are acquired, would materially and adversely affect our business.
The availability and pricing of raw materials and energy could materially and adversely affect our results of operations.
     We are dependent upon raw materials and energy sources, including electricity and fossil fuels, for the production of cement. Prices for raw materials and energy are subject to market forces and government control largely beyond our control. We have generally not entered into any long-term contracts to satisfy our fuel and electricity needs. We expect our coal supplies could be interrupted in the event of rail service disruptions or mine failures. If we are unable to meet our requirements for fuel and electricity, we may experience interruptions in our production.
     Price increases that we are unable to pass through in the form of price increases for our products, or disruption of the uninterrupted supply of fuel and electricity, could adversely affect our results of operations.
The enforcement of environmental, health and safety laws and regulations may result in liability for civil or criminal fines or penalties or curtailment or suspension of our operations. We may become liable for environmental injury to persons or property. We may incur substantial expenditures to comply with changes in such laws and regulations.
     We are subject to various state and local environmental, health and safety laws, regulations and permits as described more fully under the caption “Environmental Protection” above. The government agencies can impose substantial civil and criminal fines and penalties, as well as curtail or suspend our operations, for violations and non-compliance. Moreover, private parties may bring civil actions against us for injuries to persons and damages to property allegedly caused by our operations. We intend to comply with these laws, regulations and permits. If violations of law, injury to persons, damage to property or contamination of the environment has been or is caused by the conduct of our business or hazardous substances or wastes used, generated or disposed of by us, we may be liable for such violations, injuries and damages and be required to pay the cost of investigation and remediation of such contamination. The amount of such liability could materially and adversely affect our results of operations.
     Changes in state or local laws, regulations or permits or discovery of currently unknown conditions could increase our cost of compliance, require additional capital expenditures, reduce or shut down production or hinder our ability to expand or build new production facilities. Although we cannot yet predict the final nature of these laws and regulations, each one could have a significant impact on the cement manufacturing industry and a material adverse effect on our results of operations.
Future litigation could affect our profitability.
     The nature of our business exposes us to various litigation matters. These matters may include claims by private parties or governmental entities seeking compensatory and punitive damages, environmental clean up costs, penalties, injunctive relief or other types of recovery. The types of claims to which we may be subject include:
•	Product liability claims that our products have caused buildings, roadways, oil wells, or other structures to fail or not comply with specifications.

•	Contract claims that we have breached a legally enforceable agreement in a manner that has damaged one or more other parties.

•	Employment claims that we violated wage and hour, fair labor standards or other employment related laws, regulations or contracts.

•	Claims by regulatory or administrative bodies that we have violated specified laws, regulations or permit conditions.

•	Environmental claims that we have exposed individuals to or contaminated property with toxic or hazardous substances.

•	Other tort claims that our actions or omissions caused damage to persons or property.
     Litigation is inherently costly and unpredictable, making it difficult to accurately estimate the outcome of existing or future litigation. Although we make accruals as we believe warranted and in accordance with generally accepted accounting principles, the amounts that we accrue could vary significantly from any amounts we actually pay due to the inherent uncertainties and shortcomings in the estimation process. Future litigation costs, settlements or judgments could materially and adversely affect our results of operations.
We do not carry insurance coverage, any material loss to our properties or assets will have a material adverse effect on our financial condition and operations.
     We (including our subsidiaries and Jinlong) are not insured in amounts that adequately cover the risks of our business operations. As a result, any material loss or damage to our direct or indirect, properties or other assets, or personal injuries arising from our direct or indirect business operations would have a material adverse affect on our financial condition and operations. Neither we, our subsidiaries nor Jinlong carry officer and director liability insurance. This may cause us to experience difficulties in convincing qualified persons to fill such positions.
Unexpected equipment failures, catastrophic events and scheduled maintenance may lead to production curtailments or shutdowns.
     Due to the high fixed cost nature of our business, interruptions in our production capabilities may cause our productivity and results of operations to decline significantly during the affected period. Our manufacturing processes are dependent upon critical pieces of equipment, such as our kilns and finishing mills. This equipment, on occasion, may be out of service as a result of unanticipated failures or damage during accidents. In addition to equipment failures, our facilities are also subject to the risk of catastrophic loss due to unanticipated events such as fires, explosions, violent weather conditions, epidemic of H1N1 virus, SARS or avian flu. We do not have any business disruption insurance coverage for our operations to cover losses that may be caused by natural disasters or other disruptive events. Any significant interruption in production capability may require us to make significant capital expenditures to remedy problems or damage as well as cause us to lose revenue due to lost production time, which could have a material adverse effect on our results of operations.
We rely heavily on third-party truck and rail transportation, which is subject to delays and rate fluctuations.
     We rely heavily on third-party truck and rail transportation to ship our products to customers and coal, our primary fuel, to our plants. Rail and trucking operations are subject to capacity constraints, high fuel costs and various hazards, including extreme weather conditions and slowdowns due to labor strikes and other work stoppages. If there are material changes in the availability or cost of rail or trucking services, we may not be able to arrange alternative and timely means to ship our products or coal at a reasonable cost, which could lead to interruptions or slowdowns in our businesses or increases in our costs, either of which could materially and adversely affect our results of operations.
Implementation of our growth strategy has certain risks.
     As part of our growth strategy, we may expand existing facilities, build additional plants, acquire other reserves or operations that we believe will expand or complement our existing business. If any of these transactions occur, they will likely involve some or all of the following risks:

•	the potential disruption of our ongoing business;

•	the diversion of resources and management’s time and attention;

•	the inability of management to maintain uniform standards, controls, procedures and policies;

•	the difficulty of managing the operations of a larger company;

•	the risk of becoming involved in labor, commercial or regulatory disputes or litigation related to the new enterprise;

•	the risk of contractual or operational liability to joint venture participants or to third parties as a result of our participation;

•	the difficulty of competing for acquisitions and other growth opportunities with companies having greater financial resources than we have; and

•	the difficulty of integrating the acquired operations and personnel into our existing business.
     Pursuing our growth strategy may be required for us to remain competitive, but we may not be able to complete any such transactions or obtain financing, if necessary, for such transactions on favorable terms or at all. Future transactions may not improve the competitive position and business prospects as anticipated, and could reduce sales or profit margins, and, therefore, our results of operations if they are not successful.
We face substantial competition in our distribution of cement.
     Although barriers to entry in our industry are high due to stringent licensing requirements and the need for significant storage capacity for products, we face competition from both state-owned and non-state-owned companies based in Hubei Province and elsewhere that engage in sale of cement products. There are currently 3 non-state-owned enterprises (including us) in Hubei Province licensed to distribute cement products, all of which distribute cement products and have a dry production line similar to ours. Some of our competitors may have greater financial resources, sales resources, storage capacity and transportation capacity than we do, and may have exclusive supply and purchase arrangements with suppliers as a result of long-term relationships.
     An increase in competition arising from an increase in the number or size of competitors in the sale of finished cement may result in price reductions, reduced gross profit margins, loss of our market share and departure of key management personnel, any of which could adversely affect our financial condition and profitability.
We depend on our key executives, and our business and growth may be severely disrupted if we lose their services.
     Our future success depends substantially on the continued services of our key executives. In particular, we are highly dependent upon Mr. Zhilian Chen, our chairman, chief executive officer and president, who has established relationships within the industries we operate. If we lose the services of one or more of our current management, we may not be able to replace them readily, if at all, with suitable or qualified candidates, and may incur additional expenses to recruit and retain new officers with industry experience similar to our current officers, which could severely disrupt our business and growth. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our suppliers or customers. Furthermore, as we expect to continue to expand our operations and develop new products, we will need to continue attracting and retaining experienced management and key research and development personnel.
     Competition for qualified candidates could cause us to offer higher compensation and other benefits in order to attract and retain them, which could have a material adverse effect on our financial condition and results of operations. We may also be unable to attract or retain the personnel necessary to achieve our business objectives, and any failure in this regard could severely disrupt our business and growth.

The current economic and credit environment could have an adverse effect on demand for certain of our products and services, which would in turn have a negative impact on our results of operations, our cash flows, our financial condition, our ability to borrow and our stock price.
     Since late 2008, global market and economic conditions have been disrupted and volatile. Concerns over increased energy costs, geopolitical issues, the availability and cost of credit, the U.S. mortgage market and a declining residential real estate market in the U.S. have contributed to this increased volatility and diminished expectations for the economy and the markets going forward. These factors, combined with declining business and consumer confidence and increased unemployment, have precipitated a global recession.
     It is difficult to predict how long the current economic conditions will persist, whether they will deteriorate further, and which of our products, if not all of them, will be adversely affected. As a result, these conditions could adversely affect our financial condition and results of operations.
Our business will suffer if we cannot obtain, maintain or renew necessary permits or licenses.
     All PRC enterprises engaging in extraction of limestone and sale of cement products are required to obtain from various PRC governmental authorities certain permits and licenses. We have obtained permits and licenses required for the extraction of limestone and the sale of cement products. Failure to obtain all necessary approvals/permits may subject us to various penalties, such as fines or being required to vacate from the facilities where we currently operate our business.
     These permits and licenses are subject to periodic renewal and/or reassessment by the relevant PRC government authorities and the standards of compliance required in relation thereto may from time to time be subject to change. We intend to apply for renewal and/or reassessment of such permits and licenses when required by applicable laws and regulations, however, we cannot assure you that we can obtain, maintain or renew the permits and licenses or accomplish the reassessment of such permits and licenses in a timely manner. Any changes in compliance standards, or any new laws or regulations that may prohibit or render it more restrictive for us to conduct our business or increase our compliance costs may adversely affect our operations or profitability. Any failure by us to obtain, maintain or renew the licenses permits and approvals may have a material adverse effect on the operation of our business. In addition, we may not be able to carry on business without such permits and licenses being renewed and/or reassessed.
If we require additional financing, we may not be able to find such financing on satisfactory terms or at all.
     Our capital requirements may be accelerated as a result of many factors, including timing of development activities, underestimates of budget items, unanticipated expenses or capital expenditures, future product opportunities with collaborators and future business combinations. Consequently, we may need to seek additional debt or equity financing, which may not be available on favorable terms, if at all, and which may be dilutive to our stockholders.
     We may seek to raise additional capital through public or private equity offerings or debt financings. To the extent we raise additional capital by issuing equity securities, our stockholders may experience dilution. To the extent that we raise additional capital by issuing debt securities, we may incur substantial interest obligations, may be required to pledge assets as security for the debt and may be constrained by restrictive financial and/or operational covenants. Debt financing would also be superior to our stockholders’ interest in bankruptcy or liquidation.
     The owners of Jinlong have submitted their applications for SAFE registration in accordance with Circular 75. As of the date of this report, however, such registrations have not yet been completed. Until such time such registrations are completed, we will be precluded from engaging in an equity financing outside of China.
Risks Related to Our Corporate Structure
If the PRC government determines that the variable interest entity, or VIE, structure for operating our business does not comply with PRC laws and regulations, we could face severe penalties.

     Neither we nor our subsidiaries own any equity interests in Jinlong. Instead, Jinlong is effectively controlled by our subsidiary, GMIC, through a series of contractual arrangements. For details of these contractual arrangements, see “Our Corporate History and Structure.”
     In the opinion of our PRC counsel, Tianyuan Law Firm, each contract that GMIC entered into with Jinlong and its owners is valid and binding, and will not result in any violation of PRC laws or regulations currently in effect. However, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations. Accordingly, we cannot assure you that the PRC regulatory authorities will ultimately take a view that is consistent with the opinion of our PRC counsel.
     In addition, new PRC laws, rules and regulations may be introduced from time to time to impose additional requirements that may be applicable to our contractual arrangements. For example, pursuant to the PRC Property Rights Law that became effective on October 1, 2007, the pledge of any equity interests of a PRC private entity shall become effective once it is duly registered with the local branches of the State Administration for Industry and Commerce (“SAIC”). Following the promulgation of the Property Law, SAIC further issued the Administrative Measures for Registrations of Share Pledge on September 1, 2008, which provided detailed procedural guidance for the local SAIC offices to handle the registrations of share pledge. The Equity Pledge Agreements entered by GMIC and the owners of Jinlong as part of the contractual arrangements have created a legally binding obligation on the parties upon the execution date; however, the pledge established under these agreements does not become effective until due registration with local SAIC office.
     If we are found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such violation, including levying fines, confiscating our income, revoking Jinlong’s or GMIC’s business or operating licenses, requiring us to restructure the relevant ownership structure or operations, and requiring us to discontinue all or any portion of our operations. Any of these actions could cause significant disruption to our business operations.
Although the owners of Jinlong have applied for SAFE registration, their application has not yet been approved, and without such approval, we are not permitted to engage in an equity financing outside of China. Due to the lack of certainty in the interpretation and implementation of PRC regulations relating to the establishment of offshore special purpose companies by PRC residents, we cannot give assurance that the PRC regulatory authorities will not determine that we are not in compliance with such regulations.
     Under the Circular on Issues Relevant to Foreign Exchange Control with Respect to the Round-trip Investment of Funds Raised by Domestic Residents Through Offshore Special Purpose Vehicles (“Circular 75”) issued in October 2005 by the PRC State Administration of Foreign Exchange (“SAFE”), PRC residents are required to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (“Notice 106”), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; covering the use of existing offshore entities for offshore financings; (3) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (4) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds. Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations. Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.
     The owners of Jinlong have submitted their applications for SAFE registration in accordance with Circular 75. As of the date of this report, however, such registrations have not yet been completed. Until such time when such registrations are completed, we will be precluded from engaging in an equity financing outside of China.
GMIC’s contractual arrangements with Jinlong and its owners may not be as effective in providing control over Jinlong as direct ownership of Jinlong and the owners of Jinlong may have potential conflicts of interest with us.
     We have no ownership interest in Jinlong and conduct substantially all of our operations and generate substantially all our revenues through contractual arrangements that our indirect subsidiary, GMIC, has entered into with Jinlong and its owners, and such contractual arrangements are designed to provide us with effective control over Jinlong. See “Our Corporate History and Structure” for a description of these contractual arrangements. We depend on Jinlong to hold and maintain certain licenses necessary to engage in the manufacturing and distribution of cement in the PRC. Jinlong also owns all of the necessary intellectual property, facilities and other assets relating to our business operations, and employs personnel necessary to operate our business.
     Although in the opinion of our PRC counsel, Tianyuan Law Firm, each of these contractual arrangements is valid, binding and enforceable, and will not result in any violation of PRC laws or regulations currently in effect, they may not be as effective in providing us with control over Jinlong as direct ownership. If we had direct ownership of Jinlong, we would be able to exercise our rights as an owner to effect changes in the board of directors of Jinlong, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level. Due to the VIE structure, we have to rely on contractual rights to effect control and management of Jinlong, which exposes us to the risk of potential breach of contract by the owners of Jinlong. In addition, as Jinlong is jointly owned by its owners, it may be difficult for us to change Jinlong’s corporate structure if such owners refuse to cooperate with us.
     The owners, officers and/or directors of Jinlong may breach, or cause Jinlong to breach, the contracts for a number of reasons. For example, the interests of the owners of Jinlong and our interests may conflict and we may fail to resolve such conflicts; the owners may believe that breaching the contracts will lead to greater economic benefit for them; or the owners may otherwise act in bad faith. If any of the foregoing were to happen, we may have to rely on legal or arbitral proceedings to enforce our contractual rights, including specific performance or injunctive relief, and claiming damages. Such arbitral and legal proceedings may cost us substantial financial and other resources, and result in disruption of our business, and we cannot assure you that the outcome will be in our favor.
     In addition, as all of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through either arbitration or litigation in the PRC, they would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could further limit our ability to enforce these contractual arrangements. Furthermore, these contracts may not be enforceable in China if PRC government authorities or courts take a view that such contracts contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over Jinlong, and our ability to conduct our business may be materially and adversely affected.
GMIC and Jinlong’s contractual arrangements may result in adverse PRC tax consequences to us.
     Under the Tax Collection and Management Law and its implementation rules issued in 2001, and 2002, respectively, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. “Related parties” are defined as organizations or entities that (1) have a director or indirect control relationship in terms of capital, operation or sales/purchase; (2) are directly or indirectly owned by a common third party; or (3) possess any other connected relationship based on equity. In the Tax Management Procedures on the Connected Transactions between Related Parties issued in 2004, it is further stated that the management fee payable between the related parties shall be determined on an arms-length basis. We could face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements between GMIC and Jinlong were not made on an arm’s length basis and adjust our income and expenses for PRC tax purposes in the form of a transfer pricing adjustment. A transfer pricing adjustment could result in a reduction, for PRC tax purposes, of adjustments recorded by Jinlong, which could adversely affect us by (i) increasing Jinlong’s PRC tax liability without reducing GMIC’s PRC tax liability, which could further result in claims being made against us for underpaid PRC taxes; or (ii) limiting the ability of GMIC and Jinlong to obtain preferential PRC tax treatments and/or other financial incentives.
All of our revenues have been, and will continue to be, generated through Jinlong, our VIE, and we rely on payments made by Jinlong to GMIC, our subsidiary, pursuant to contractual arrangements to make payments to GMIC. Any restriction on such payments and any increase in the amount of PRC taxes applicable to such payments may materially and adversely affect our business and our ability to pay dividends to our shareholders.
     We conduct substantially all of our operations through Jinlong, our VIE, which generates all of our revenues. As Jinlong is not owned by us, it is not able to make dividend payments to us. Instead, GMIC, our subsidiary in China, entered into a number of contracts with Jinlong, pursuant to which Jinlong pays GMIC for certain services that GMIC provides to Jinlong. However, depending on the nature of services provided, certain of these payments may be subject to PRC taxes at different rates, including business taxes and VAT, which effectively reduce the payments that GMIC may receive from Jinlong. We cannot assure you that the PRC government will not impose restrictions on such payments or change the tax rates applicable to such payments. Any such restrictions on such payments or increases in the applicable tax rates may materially and adversely affect our ability to receive payments from Jinlong or the amount of such payments, and may in turn materially and adversely affect our business, our net income and our ability to pay dividends to our shareholders.
Risks Related to Doing Business in China
We have entered into contractual agreements with Jinlong to control and realize the benefits of the business. We are relying upon PRC laws and there is substantial uncertainty regarding the interpretation and application of current or future PRC laws and regulations.
     We operate our businesses in China through Jinlong, an operating company that is owned by PRC citizens and not by us. Accordingly, our Chinese subsidiary, GMIC, entered into a series of exclusive contractual agreements with Jinlong. Although we believe we are in compliance with current PRC regulations, we cannot be sure that the PRC government would view these contractual arrangements to be in compliance with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. Because this structure has not been challenged or examined by PRC authorities, uncertainties exist as to whether the PRC government may interpret or apply the laws governing these arrangements in a way that is contrary to the opinion of our PRC counsel. If we, our wholly owned subsidiaries, Jinlong or its owners, were found to be in violation of any existing PRC laws or regulations, the relevant regulatory authorities would have broad discretion to deal with such violation, including, but not limited to the following:
•	levying fines;

•	confiscating income;

•	revoking licenses;

•	requiring a restructure of ownership or operations; and/or

•	Requiring the discontinuance of our businesses.
     Any of these or similar actions could cause significant disruption to our business operations or render us unable to conduct our business operations and may materially adversely affect our business, financial condition and results of operations.
Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could materially and adversely affect our business.

     All of our operations are conducted in China and all of our sales are made in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The PRC economy differs from the economies of most developed countries in many respects, including:
•	the amount of government involvement;

•	the level of development;

•	the growth rate;

•	the control of foreign exchange; and

•	the allocation of resources.
     While the PRC economy has grown significantly since the late 1970s, the growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.
     The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the PRC government. The continued control of these assets and other aspects of the national economy by the PRC government could materially and adversely affect our business. The PRC government also exercises significant control over economic growth in China through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Efforts by the PRC government to slow the pace of growth of the PRC economy could result in decreased capital expenditure by energy users, which in turn could reduce demand for our products.
     Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of energy investments and expenditures in China, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our business and prospects.
The payment of dividends in the PRC is subject to limitations. We may not be able to pay dividends to our stockholders.
     We conduct all of our business through our combined subsidiaries and affiliated companies incorporated in the PRC. We rely on dividends paid by these combined subsidiaries for our cash needs, including the funds necessary to pay any dividends and other cash distributions to our stockholders, to service any debt we may incur and to pay our operating expenses. The payment of dividends by entities established in the PRC is subject to limitations. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in the PRC, subject to certain statutory procedural requirements. Each of our PRC entities, including wholly foreign owned enterprises is also required to set aside at least 10.0% of their after-tax profit based on PRC accounting standards each year to their general reserves or statutory reserve fund until the aggregate amount of such reserves reaches 50.0% of their respective registered capital. Our statutory reserves are not distributable as loans, advances or cash dividends. In addition, if any of our PRC entities incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. As of June 30, 2010, our PRC entities had allocated RMB 9.1 million (approximately $1.4 million) to these reserves, consisting of general and statutory reserves. Any limitations on the ability of our PRC entities to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.
Because our assets are located overseas, shareholders may not receive distributions that they would otherwise be entitled to if we were declared bankrupt or insolvent.

     All of our assets are located in the PRC. Because our assets are located overseas, our assets may be outside of the jurisdiction of U.S. courts to administer if we are the subject of an insolvency or bankruptcy proceeding. As a result, if we declared bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the U.S., under U.S. Bankruptcy Law.
There are significant uncertainties under the EIT Law regarding our PRC enterprise income tax liabilities, such as tax on dividends paid to us by our PRC subsidiary and tax on any dividends we pay to our non-PRC corporate stockholders.
     The EIT Law provides that enterprises established outside of the PRC whose “de facto management bodies” are located in the PRC are considered as a “tax-resident enterprise” and are generally subject to the uniform 25.0% enterprise income tax rate on global income. Under the implementation regulations to EIT Law, “de facto management body” refers to a managing body that in practice exercises overall management control over the production and business, personnel, accounting and assets of an enterprise. In addition, on April 22, 2009, the State Administration of Taxation of the PRC issued the Notice on the Issues Regarding Recognition of Overseas Incorporated Enterprises that are Domestically Controlled as PRC Resident Enterprises Based on the De Facto Management Body Criteria, which was retroactively effective as of January 1, 2008. This notice provides that an overseas incorporated enterprise that is controlled domestically will be recognized as a “tax-resident enterprise” if it satisfies all of the following conditions: (i) the senior management responsible for daily production/business operations are primarily located in the PRC, and the location(s) where such senior management execute their responsibilities are primarily in the PRC; (ii) strategic financial and personnel decisions are made or approved by organizations or personnel located in the PRC; (iii) major properties, accounting ledgers, company seals and minutes of board meetings and stockholder meetings, etc, are maintained in the PRC; and (iv) 50.0% or more of the board members with voting rights or senior management habitually reside in the PRC. If the PRC tax authorities determine that we are a “tax-resident enterprise,” we may be subject to enterprise income tax at a rate of 25.0% on our worldwide income. This may have an impact on our effective tax rate, and may result in a material adverse effect on our net income and results of operations. In addition, dividends paid by us to our non-PRC corporate stockholders as well as gains realized by such stockholders from the sale or transfer of our stock may be subject to a PRC tax under the EIT Law, and we may be required to withhold PRC tax on dividends paid to our non-PRC corporate stockholders.
     In addition, under the EIT Law and the Arrangement between the PRC and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion, or the Double Taxation Arrangement, which became effective on January 1, 2007, if both we and our Hong Kong subsidiary, Dynasty, are considered as “non-tax-resident enterprises,” dividends from our PRC subsidiaries paid to us through our Hong Kong subsidiary may be subject to a withholding tax at a rate of 5.0%. Furthermore, the ultimate tax rate will be determined by treaty between the PRC and the tax residence of the holder of the PRC subsidiary. We are actively monitoring the application of the withholding tax and are evaluating appropriate organizational changes to minimize the corresponding tax impact.
We may have limited legal recourse under Chinese law if disputes arise under contracts with third parties.
     Almost all of our agreements or arrangements with our employees and third parties, including our supplier and customers, are governed by the laws of the PRC. The legal system in the PRC is a civil law system based on written statutes. Unlike common law systems, such as we have in the United States, decided legal cases have little precedential value in this system. The government of the PRC has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the PRC, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance or to seek an injunction under Chinese law are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

We face risks related to health epidemics and outbreak of contagious disease.
     Our business could be materially and adversely affected by the effects of H1N1 flu (swine flu), avian flu, severe acute respiratory syndrome or other epidemics or outbreaks. In April 2009, an outbreak of H1N1 flu (swine flu) first occurred in Mexico and quickly spread to other countries, including the U.S. and the PRC. In the last decade, the PRC has suffered health epidemics related to the outbreak of avian influenza and severe acute respiratory syndrome. Any prolonged occurrence or recurrence of H1N1 flu (swine flu), avian flu, severe acute respiratory syndrome or other adverse public health developments in the PRC may have a material adverse effect on our business and operations. These health epidemics could result in severe travel restrictions and closures that would restrict our ability to ship our products. Potential outbreaks could also lead to temporary closure of our production facilities, our suppliers’ facilities and/or our end-user customers’ facilities, leading to reduced production, delayed or cancelled orders, and decrease in demand for our products. Any future health epidemic or outbreaks that could disrupt our operations and/or restrict our shipping abilities may have a material adverse effect on our business and results of operations.
Our operations may not develop in the same way or at the same rate as might be expected if the PRC economy were similar to the market-oriented economies of member countries in the Organization for Economic Co-Operation and Development, or OECD.
     The economy of the PRC has historically been a nationalistic, “planned economy,” meaning it functions and produces according to governmental plans and pre-set targets or quotas. In certain aspects, the PRC’s economy has been transitioning to a more market-oriented economy. However, there can be no assurance of the future direction of these economic reforms or the effects these measures may have. The PRC economy also differs from the economies of most countries belonging to OECD, an international group of member countries sharing a commitment to democratic government and market economy. For instance:
•	the number and importance of state-owned enterprises in the PRC is greater than in most OECD countries;

•	the level of capital reinvestment is lower in the PRC than in most OECD countries; and

•	Chinese policies make it more difficult for foreign firms to obtain local currency in China than in OECD jurisdictions.
     As a result of these differences, our operations may not develop in the same way or at the same rate as might be expected if the PRC economy were similar to those of OECD member countries.
The PRC economic cycle may negatively impact our operating results.
     The rapid growth of the PRC economy before 2008 generally led to higher levels of inflation. The PRC economy has more recently experienced a slowing of its growth rate. A number of factors have contributed to this slow-down, including appreciation of the Renminbi, or RMB, the currency of China, which has adversely affected China’s exports. In addition, the slow-down has been exacerbated by the recent global crisis in the financial services and credit markets, which has resulted in significant volatility and dislocation in the global capital markets. It is uncertain how long the global crisis in the financial services and credit markets will continue and the significance of the adverse impact it may have on the global economy in general, or the Chinese economy in particular. Slowing economic growth in China could result in slowing growth and demand for our services which could reduce our revenues. In the event of a recovery in the PRC, renewed high growth levels may again lead to inflation. Government attempts to control inflation may adversely affect the business climate and growth of private enterprise. In addition, our profitability may be adversely affected if prices for our products rise at a rate that is insufficient to compensate for the rise in inflation.
If the United States imposes trade sanctions on the PRC due to its currency, export or other policies, our ability to succeed in the international markets may be diminished.
     The PRC currently “pegs” its currency to a basket of currencies, including United States dollar. This means that each unit of Chinese currency has a set ratio for which it may be exchanged for United States currency, as opposed to having a floating value like other countries’ currencies. This policy is currently under review by policy makers in the United States. Trade groups in the United States have blamed the cheap value of the Chinese currency for causing job losses in American factories, giving exporters an unfair advantage and making its imports expensive. There is increasing pressure for the PRC to change its currency policies to provide for its currency to float freely on international markets. As a result, Congress may consider enacting legislation which could result in the imposition of quotas and tariffs. If the PRC changes its existing currency policies or if the United States or other countries enact laws to penalize the PRC for its existing currency policies, our business may be adversely affected, even though we do not sell outside of the PRC. Further, we cannot predict what action the PRC may take in the event that the United States imposes tariffs, quotas or other sanctions on Chinese products. Even though we do not sell products into the United States market, it is possible that such action by the PRC may nonetheless affect both our business, since we are a United States corporation and the market for our stock, although we cannot predict the nature or extent thereof. Any government action which has the effect of inhibiting foreign investment could hurt our ability to raise funds that we need for our operations. The devaluation of the currency of the PRC against the United States dollar would have adverse effects on our financial performance and asset values when measured in terms of the United Stated dollar.
Exchange controls that exist in the PRC may limit our ability to utilize our cash flow effectively.
     We are subject to the PRC’s rules and regulations affecting currency conversion. Any restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our stockholders or to fund operations we may have outside of the PRC. Conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in the PRC, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the regulatory authorities of the PRC will not impose more stringent restrictions on the convertibility of the RMB, known as RMB, especially with respect to foreign exchange transactions.
Fluctuations in the exchange rate could have a material adverse effect upon our business.
     We conduct our business in the RMB. To the extent our future revenue are denominated in currencies other the United States dollars, we would be subject to increased risks relating to foreign currency exchange rate fluctuations which could have a material adverse affect on our financial condition and operating results since our operating results are reported in United States dollars and significant changes in the exchange rate could materially impact our reported earnings. The change in value of the RMB against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions. On July 21, 2005, the Chinese government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in appreciation of RMB against U.S. dollar. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the Chinese government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar. As a portion of our costs and expenses is denominated in RMB, the revaluation in July 2005 and potential future revaluation has and could further increase our costs. In addition, as we rely entirely on dividends paid to us by our operating subsidiaries, any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any of our dividends payable on our ordinary shares in foreign currency terms. For example, to the extent that we need to convert U.S. dollars into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. In addition, if we decide to convert our RMB into U.S. dollars for the purpose of making payments for dividends on our common stock or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us.
Changes in foreign exchange regulations in the PRC may affect our ability to pay dividends in foreign currency or conduct other foreign exchange business.

     The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive all of our revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency-denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.
     The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.
Our ability to implement our business plan is dependent on many factors, including our ability to receive various governmental permits.
     In accordance with PRC laws and regulations, we are required to maintain various licenses and permits in order to operate our business including, without limitation, an Industrial Production License, a Business License and a Discharge Permit. We are required to comply with applicable production safety standards in relation to our production processes and our premises and equipment are subject to periodical inspections by regulatory authorities to ensure compliance with the applicable laws and regulations. Failure to pass these inspections, or the loss or suspension of some or all of our production activities, could disrupt our operations and adversely affect our business.
PRC regulations relating to mergers and acquisitions of domestic enterprises by foreign investors may increase the administrative burden we face and create regulatory uncertainties.
     On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce, or the MOFCOM, the State Assets Supervision and Administration Commission, or the SASAC, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission, or the CSRC, and the SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rule, which became effective on September 8, 2006. The M&A Rule purports, among other things, to require SPVs, formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. Based on our understanding of current PRC laws, we are not sure whether the M&A Rule would require us or our entities in China to obtain the approval from the CSRC or any other regulatory agencies in connection with the transaction contemplated by the Exchange Agreement we entered into on October 29, 2010.
     Further, if the PRC government finds that we or our Chinese stockholders did not obtain the CSRC approval, which the CSRC may think we should have obtained before executing the Exchange Agreement, we could be subject to severe penalties. The M&A Rule does not stipulate the specific penalty terms, so we are not able to predict what penalties we may face, and how such penalties will affect our business operations or future strategy.
The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.
     We are dependent on our relationship with the local government in the province in which we operate our business. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.
Future inflation in China may inhibit our ability to conduct business in China.
     In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.
You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, because our subsidiaries are incorporated in non-U.S. jurisdictions, we conduct substantially all of our operations in China, and all of our officers reside outside the United States.
     Although we are incorporated in Delaware, all of our business operations are conducted in China by Jinlong. All of our officers and directors reside in China and some or all of the assets of those persons are located outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in China in the event that you believe that your rights have been infringed under the securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers.
     As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation doing business entirely within the United States. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the federal securities laws.
Government regulations on environmental matters in China may adversely impact on our business.
     Our production facilities are subject to numerous laws, regulations, rules and specifications relating to human health and safety and the environment. These laws and regulations address and regulate, among other matters, wastewater discharge, air quality and the generation, handling, storage, treatment, disposal and transportation of solid and hazardous wastes and releases of hazardous substances into the environment. In addition, third parties and governmental agencies in some cases have the power under such laws and regulations to require remediation of environmental conditions and, in the case of governmental agencies, to impose fines and penalties. We make capital expenditures from time to time to comply with applicable laws and regulations.
     Pursuant to PRC environmental protection laws and regulations, construction or expansion of a production facility is subject to certain environment impact assessment procedures including obtaining the relevant environmental authorities’ approval for the construction project.
     All potential environmental liabilities may not have been identified or properly quantified and a prior owner, operator, or tenant may have created an environmental condition unknown to us. We may be potentially liable for damages or cleanup, investigation or remediation costs in connection with the ownership and operation of our properties (including locations to which we may have sent waste in the past) and the conduct of our business.
     State and local environmental regulatory requirements change often. Future laws, ordinances or regulations might impose material environmental liability or the current environmental condition of the properties could in the future be affected by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to us. Moreover, it is possible that compliance with a new regulatory requirement could impose significant compliance costs on us. Such costs could have a material adverse effect on our business, financial condition and results of operations.

Uncertainties with respect to the PRC legal system could adversely affect us and we may have limited legal recourse under PRC law if disputes arise under our contracts with third parties.
     Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China in particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their non-binding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after violation.
     The Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under PRC law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.
We must comply with the Foreign Corrupt Practices Act.
     We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Certain of our suppliers are owned by the PRC government and our dealings with them are likely to be considered to be with government officials for these purposes. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. We could suffer severe penalties if our employees or other agents were found to have engaged in such practices.
If relations between the United States and China worsen, investors may be unwilling to hold or buy our stock and our stock price may decrease.
     At various times during recent years, the United States and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China, whether or not directly related to our business, could reduce the price of our common stock.
Risks Related to an Investment in Our Securities
The OTC Bulletin Board is a quotation system, not an issuer listing service, market or exchange. Therefore, buying and selling stock on the OTC Bulletin Board is not as efficient as buying and selling stock through an exchange. As a result, it may be difficult for you to sell your common stock or you may not be able to sell your common stock for an optimum trading price.
     The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last sale prices and volume limitations in over-the-counter securities.

     Because trades and quotations on the OTC Bulletin Board involve a manual process, the market information for such securities cannot be guaranteed. In addition, quote information, or even firm quotes, may not be available. The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price. Execution of trades, execution reporting and the delivery of legal trade confirmations may be delayed significantly. Consequently, one may not be able to sell shares of our common stock at the optimum trading prices. When fewer shares of a security are being traded on the OTC Bulletin Board, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Lower trading volumes in a security may result in a lower likelihood of an individual’s orders being executed, and current prices may differ significantly from the price one was quoted by the OTC Bulletin Board at the time of the order entry.
     Orders for OTC Bulletin Board securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTC Bulletin Board. Due to the manual order processing involved in handling OTC Bulletin Board trades, order processing and reporting may be delayed, and an individual may not be able to cancel or edit his order. Consequently, one may not able to sell shares of common stock at the optimum trading prices.
     The dealer’s spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of securities on the OTC Bulletin Board if the common stock or other security must be sold immediately. Further, purchasers of securities may incur an immediate “paper” loss due to the price spread. Moreover, dealers trading on the OTC Bulletin Board may not have a bid price for securities bought and sold through the OTC Bulletin Board. Due to the foregoing, demand for securities that are traded through the OTC Bulletin Board may be decreased or eliminated.
Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a shareholder’s ability to buy and sell our stock.
     Our stock is categorized as a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.
FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.
     In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.
We expect to experience volatility in our stock price, which could negatively affect shareholders’ investments.
     The market price for shares of our common stock may be volatile and may fluctuate based upon a number of factors, including, without limitation, business performance, news announcements or changes in general market conditions.
     Other factors, in addition to the those risks included in this section, that may have a significant impact on the market price of our common stock include, but are not limited to:
•	receipt of substantial orders or order cancellations of products;

•	quality deficiencies in services or products;

•	international developments, such as technology mandates, political developments or changes in economic policies;

•	changes in recommendations of securities analysts;

•	shortfalls in our backlog, revenues or earnings in any given period relative to the levels expected by securities analysts or projected by us;

•	government regulations, including stock option accounting and tax regulations;

•	energy blackouts;

•	acts of terrorism and war;

•	widespread illness;

•	proprietary rights or product or patent litigation;

•	strategic transactions, such as acquisitions and divestitures;

•	rumors or allegations regarding our financial disclosures or practices; or

•	earthquakes or other natural disasters concentrated in Shaanxi Province where a significant portion of our operations are based.
     In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. Due to changes in the volatility of our common stock price, we may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources.
To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.
     We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We presently intend to retain all earnings for our operations.
There is currently very limited trading activity for our common shares, and you may be unable to sell at or near ask prices or at all if you need to sell or liquidate a substantial number of shares at one time.
     We cannot predict the extent to which an active public market for its common stock will develop or be sustained. However, we do not rule out the possibility of applying for listing on NASDAQ or the NYSE AlterNet (formerly known as the American Stock Exchange) or other markets.
     Our common shares have historically been sporadically or “thinly-traded”, based on quotations on the “Over-the-Counter Bulletin Board”, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.
     Shareholders should be aware that, according to SEC Release No. 34-29093, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.
Our corporate actions are substantially controlled by our principal shareholders and affiliated entities.
     Immediately after the Share Exchange, our principal shareholders, which includes our officers and directors, and their affiliated entities, own approximately 65.0% of our outstanding shares of common stock. These shareholders, acting individually or as a group, could exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. In addition, because of the percentage of ownership and voting concentration in these principal shareholders and their affiliated entities, elections of our board of directors will generally be within the control of these shareholders and their affiliated entities. While all of our shareholders are entitled to vote on matters submitted to our shareholders for approval, the concentration of shares and voting control presently lies with these principal shareholders and their affiliated entities. As such, it would be difficult for shareholders to propose and have approved proposals not supported by management. There can be no assurances that matters voted upon by our officers and directors in their capacity as shareholders will be viewed favorably by all of our shareholders.
The elimination of monetary liability against our directors, officers and employees under Delaware law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.
     Our Certificate of Incorporation, as amended, as well as certain written agreements entered with certain of our prior officers and directors, contain a provision permitting us to eliminate the liability of our directors for monetary damages to our company and shareholders to the extent provided by Delaware law. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.
Legislative actions, higher insurance costs and potential new accounting pronouncements may impact our future financial position and results of operations.
     There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings that will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes as well as proposed legislative initiatives following the Enron bankruptcy are likely to increase general and administrative costs and expenses. In addition, insurers are likely to increase premiums as a result of high claims rates over the past several years, which we expect will increase our premiums for insurance policies. Further, there could be changes in certain accounting rules. These and other potential changes could materially increase the expenses we report under generally accepted accounting principles, and adversely affect our operating results.
If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent material misstatements.
     We are subject to reporting obligations concerning our internal controls, under the U.S. securities laws. The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of our internal controls over financial reporting. In addition, an independent registered public accounting firm must report on the effectiveness of these controls is required for certain public companies. Our internal controls over our financial reporting are not effective as of the date hereof and they may not be effective in the future. We need to improve our financial and managerial controls, reporting systems and procedures, and documentation thereof. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. Effective internal controls, particularly those related to sales revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent material misstatements, or in certain extreme cases, fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock. Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

SELECTED FINANCIAL DATA
     The following tables summarize combined financial data regarding our business and should be read together with “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and the combined financial statements of SCSI and the related notes included with those financial statements. The selected financial information as of and for the three and nine months ended June 30, 2010 and 2009, and as of and for the fiscal years ended September 30, 2009 and 2008, have been derived from the combined financial statements for SCSI. All monetary amounts are expressed in U.S. Dollars ($) unless otherwise indicated. The historical results are not necessarily indicative of the results to be expected for any future period.

	Three months ended		Nine months ended		Years ended
	June 30,		September 30,		September 30,
	2010	2009	2010	2009	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Income statement data:

Net revenue	$10,899,451	$10,313,944	$32,313,641	$26,490,326	$36,151,047	$26,192,757

Cost of revenue	9,423,480	7,556,239	28,629,421	20,339,769	28,389,589	20,013,621

Gross profit	$1,475,971	$2,757,705	$3,684,220	$6,150,557	$7,761,458	$6,179,136

Operating expenses:

Selling expenses	$41,341	$20,618	$113,654	$65,588	$106,373	$40,179
General and administrative expenses	232,184	283,242	597,589	893,840	1,151,923	-1,136,956

Bad debt expenses	$—	$—	$—	$—	$220,040	$1,740,979

Income from operations	$1,202,445	$2,453,845	$2,972,977	$5,191,129	$6,283,122	$3,261,022
Other income (expenses)	55,974	(218,204)	553,314	1,134,682	1,849,429	1,001,708

Provision for income tax	$314,605	$558,910	$881,573	$1,581,453	$2,003,138	$1,065,683
Net income	$943,814	$1,676,731	$2,644,718	$4,744,358	$6,099,413	$3,197,047

	As at June 30,	As at September 30,
	2010	2009	2008
	(Unaudited)
Balance sheet data:
Cash and cash equivalents	$2,885,897	$3,093,667	$354,727
Total assets	64,945,439	52,633,387	30,028,014
Total liabilities	27,934,253	18,317,729	14,528,171
Total stockholders’ equity	$19,386,417	$16,711,658	$9,647,843

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
RESULTS OF OPERATIONS AND FINANCIAL CONDITION
The following discussion and analysis of the combined results of operations and financial condition of SCSI for the three and nine months ended June 30, 2010 and 2009, and for the fiscal years ended September 30, 2009 and 2008 should be read in conjunction with the Selected Financial Data, the financial statements and related notes for the three months ended June 30, 2010 and 2009, and the audited financial statements and related notes for the years ended September 30, 2009 and 2008, that are included elsewhere in this Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.
Overview
     Standard Crushed Stone Industry Limited (“SCSI” or the “Company”) is a Cayman Islands holding company in the businesses of manufacturing cement products. All of SCSI’s business operations are currently conducted in the People’s Republic of China (the “PRC” or “China”) by Hubei Jinlong Cement Co., Ltd. (“Jinlong”), a PRC limited liability company. SCSI controls Jinlong through a series of contractual arrangements entered into with Jinlong and its owners by Great Mountain Information Consultant Co., Ltd. (“GMIC”), a PRC company. GMIC is wholly-owned by Dynasty Raw Materials Industry Limited (“Dynasty”), a Hong Kong company and SCSI’s wholly-owned subsidiary. Please see “Relationships with Jinlong and its Owners” above and Note 1 to SCSI’s combined financial statements for the three months ended June 30, 2010 and 2009, and for the years ended September 30, 2009 and 2008, included in this Form 8-K for a description of these contractual arrangements and their impact on SCSI’s combined financial statements.
Critical Accounting Policies and Estimates
     Certain of the Company’s accounting policies are important to the portrayal of the Company’s financial condition, since they require management to make difficult, complex or subjective judgments, some of which may relate to matters that are inherently uncertain. Estimates associated with these policies are susceptible to material changes as a result of changes in facts and circumstances.
     While our significant accounting policies are more fully described in Note 2 to our combined financial statements appearing at Exhibit 99.1, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis:
Revenue recognition
     The Company recognizes revenue from the sale of cement when it is realized or realizable and earnings process is complete. In general, the Company records revenue when the cement is successfully completed, title has passed to the customer in accordance with the terms of the sale and collectability or consideration is reasonably assured.
     The Company does not allow product return or sales discount allowance because products are normally not returnable and sales discount is normally not granted after products are sold.
Allowance for doubtful accounts
     The Company performs ongoing credit evaluations of its customers and grants credit based upon a review of historical collection experience, current aging status, financial condition of the customer and anticipated industry conditions. Customer payments are regularly monitored and a provision for doubtful accounts is established based upon aging the accounts receivable, specific situations and overall industry conditions. In situations where the creditworthiness of a customer is uncertain, services are provided on receipt of cash in advance or services are declined. The company’s management believes that the provision for doubtful accounts is adequate.
Use of Estimates
     The preparation of consolidated financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompaying notes. Significant estimates reflected in the Company’s consolidated financial statements include the useful lives and recoverable of property and equipment and estimates of intangible assets. Actual results could differ from those estimates.
Recent accounting pronouncements
     In December 2007, the FASB issued SFAS No. 141(R) (ASC 805), Business Combinations. SFAS No. 141(R) applies to any transaction or other event that meets the definition of a business combination. Where applicable, SFAS No. 141(R) establishes principles and requirements for how the acquirer recognizes and measures identifiable assets acquired, liabilities assumed, non-controlling interest in the acquiree and goodwill or gain from a bargain purchase. In addition, SFAS No. 141(R) determines what information to disclose to enable users of the consolidated financial statements to evaluate the nature and financial effects of the business combination. In April 2009, the FASB issued FSP 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies, (“FSP 141(R)-1”), which modified the guidance in SFAS No. 141(R) related to contingent assets and contingent liabilities. Also in December 2007, the FASB issued Statement No. 160, Non-controlling Interests in Consolidated Financial Statements (“SFAS No. 160”). This Statement amends Accounting Research Bulletin No. 51, Consolidated Financial Statements, to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 141(R), as modified by FSP 141(R)-1, and SFAS No. 160 are required to be adopted simultaneously and are effective for the first annual reporting period beginning on or after December 15, 2008 with earlier adoption being prohibited. The Company will adopt both SFAS No. 141(R), as modified by FSP 141(R)-1, and SFAS No. 160 on April 1, 2009. The Company has no non-controlling interests, therefore the adoption of SFAS No. 160 is not expected to have any impact. The adoption of SFAS No. 141(R), as modified by FSP 141(R)-1, will change the Company’s accounting treatment for business combinations on a prospective basis.
     In April 2008, the FASB issued FSP No. FAS 142-3 (ASC 350), “Determination of the Useful Life of Intangible Assets.” AS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 142-3 is effective for periods beginning January 1, 2009. The adoption of SFAS No. 142-3 did not have a material impact on the Company’s consolidated financial statements.
     In April 2009, the FASB issued FSP FAS 157-4 (ASC 820), Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (“FSP 157-4”). FSP 157-4 provides guidance regarding how to determine whether there has been a significant decrease in the volume and level of activity for the asset or liability when compared with normal market activity for the asset or liability. In such situations, an entity may conclude that transactions or quoted prices may not be determinative of fair value, and may adjust the transactions or quoted prices to arrive at the fair value of the asset or liability. FSP 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009, and must be applied prospectively. The adoption did not have a material impact on the Company’s consolidated financial statements or required disclosures.
     In May 2009, the FASB issued Statement No. 165 (ASC 855), “Subsequent Events” (“SFAS 165”), which establishes general standards of accounting for, and requires disclosure of, events that occur after the consolidated balance sheet date but before consolidated financial statements are issued or are available to be issued. In February 2010, the FASB issued an update to the standard related to subsequent events effective for all financial statements of SEC filers issued after February 24, 2010, which removed the requirement to disclose the date through which subsequent events were evaluated. The adoption of this update to the standard did not have a material impact on its financial position or results from operations.

     In June 2009, the FASB issued SFAS No. 166 (ASC 860), “Accounting for Transfers of Financial Assets” (“SFAS 166”). SFAS 166 is a revision to SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, and will require more information about transfers of financial assets and where companies have continuing exposure to the risk related to transferred financial assets. It eliminates the concept of a qualifying special purpose entity, changes the requirements for derecognizing financial assets, and requires additional disclosure. This standard is effective for interim and annual periods ending after November 15, 2009. The Company will adopt SFAS 166 on January 1, 2010 and is currently evaluating the potential impact on the consolidated financial statements when implemented.
     In June 2009, the FASB issued SFAS No. 167 (ASC 810), Amendments to FASB Interpretation No. 46(R) (SFAS 167). The amendments include: (1) the elimination of the exemption for qualifying special purpose entities, (2) a new approach for determining who should consolidate a variable-interest entity, and (3) changes to when it is necessary to reassess who should consolidate a variable-interest entity. SFAS 167 is effective for the first annual reporting period beginning after November 15, 2009 and for interim periods within that first annual reporting period. The Company will adopt SFAS 167 in fiscal 2010 and is evaluating the impact it will have on the results of the Company.
     In June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 168 (ASC 105), “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (“SFAS 168”). SFAS 168 establishes the FASB Accounting Standards Codification (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP. The Codification is effective for interim and annual periods ending after September 15, 2009. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.
     In August 2009, the FASB issued an Accounting Standards Update (“ASU”) regarding measuring liabilities at fair value. This ASU provides additional guidance clarifying the measurement of liabilities at fair value in circumstances in which a quoted price in an active market for the identical liability is not available; under those circumstances, a reporting entity is required to measure fair value using one or more of valuation techniques, as defined. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.
     In October 2009, the FASB issued an ASU regarding accounting for own-share lending arrangements in contemplation of convertible debt issuance or other financing. This ASU requires that at the date of issuance of the shares in a share-lending arrangement entered into in contemplation of a convertible debt offering or other financing, the shares issued shall be measured at fair value and be recognized as an issuance cost, with an offset to additional paid-in capital. Further, loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs, at which time the loaned shares would be included in the basic and diluted earnings-per-share calculation. This ASU is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. The Company will adopt this ASU on January 1, 2010 and is currently evaluating the potential impact on the consolidated financial statements when implemented.
     In November 2009, the FASB issued an ASU regarding accounting for stock dividends, including distributions to shareholders with components of stock and cash. This ASU clarifies that the stock portion of a distribution to shareholders that contains components of cash and stock and allows shareholders to select their preferred form of the distribution (with a limit on the amount of cash that will be distributed in total) should be considered a stock dividend and included in EPS calculations as a share issuance. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements
     In December 2009, FASB issued ASU No. 2009-16, Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140.The amendments in this Accounting Standards Update improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets. In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets. Comparability and consistency in accounting for transferred financial assets will also be improved through clarifications of the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting. This ASU is effective for the annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.
     In December, 2009, FASB issued ASU No. 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R). The amendments in this Accounting Standards Update replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a variable interest entity. The amendments in this Update also require additional disclosures about a reporting entity’s involvement in variable interest entities, which will enhance the information provided to users of financial statements. This ASU is effective as of the beginning of a reporting entity’s first annual reporting period that begins after November 15, 2009 and for interim periods within the first annual reporting period. The Company is currently evaluating the impact of this ASU, however, the Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.
     In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.
     In January 2010, FASB issued ASU No. 2010-02 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification. The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity. The amendments in this update are effective beginning in the period that an entity adopts SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51.” If an entity has previously adopted SFAS No. 160 as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted SFAS No. 160. The Company will adopt this ASU on January 1, 2010 and is currently evaluating the potential impact on the consolidated financial statements when implemented.
     In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. 2) Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. These disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company is currently evaluating the impact of this ASU, however, the Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.
Results of Operations
Comparison of Results of Operations for the three and nine months ended June 30, 2010 and 2009

	Three months ended June 30,				Nine Months ended June 30,
	2010		2009		2010		2009
Net revenue	$10,899,451	100.00%	$10,313,944	100.00%	$32,313,641	100.00%	$26,490,326	100%
Cost of revenue	9,423,480	86.46%	7,556,239	73.26%	28,629,421	88.60%	20,339,769	76.78%

Gross profit	$1,475,971	13.54%	$2,757,705	26.74%	$3,684,220	11.40%	$6,150,557	23.22%
Operating expenses:
Selling expenses	41,341	0.38%	20,618	0.20%	113,654	0.35%	65,588	0.25%
General and administrative expenses	232,184	2.13%	283,242	2.75%	597,589	1.85%	893,840	3.37%
Bad debt expenses	0	0%	0	0%	0	0%	0	0%

Income from operations	$1,202,445	11.03%	$2,453,845	23.79%	$2,972,977	9.20%	$5,191,129	19.6
Other income (expense)	55,974	0.51%	(218,204)	(2.12)%	553,314	1.71%	1,134,682	4.28%
Provision for income tax	314,605	2.89%	558,910	5.42%	881,573	2.73%	1,581,453	5.97%

Net income	$943,814	8.66%	$1,676,731	16.26%	$2,644,718	8.18%	$4,744,358	17.91%

Net Revenue
     Net revenue for the three and nine months ended June 30, 2010 increased by $585,507 or 5.68%, and by $5,823,315 or 21.98%, from the same three and nine month periods of 2009, respectively. The increase was mainly due to more products being sold and the Company’s expanded production capacity in 2010.
Cost of Revenue
     Cost of revenue includes depreciation cost, production cost and material cost. The following table sets forth our cost of revenue and gross profit both in absolute amount and as a percentage of net revenue for the periods indicated:

	Three months ended June 30,				Nine Months ended June 30,
	2010		2009		2010		2009
Net revenue	$10,899,451	100.00%	$10,313,944	100.00%	$32,313,641	100.00%	$26,490,326	100%
Cost of revenue	9,423,480	86.46%	7,556,239	73.26%	28,629,421	88.60%	20,339,769	76.78%

Gross profit	$1,475,971	13.54%	$2,757,705	26.74%	$3,684,220	11.40%	$6,150,557	23.22%
     Cost of revenue for the three months ended June 30, 2010 increased by $1,867,241 from the three months ended June 30, 2009 due to higher material costs and more products sold. At the same time, cost of revenue as a percentage of net revenue increased to approximately 86.46% from approximately 73.26%. Consequently, gross margin as a percentage of net revenue decreased to approximately 13.54% for the three months ended June 30, 2010 from approximately 26.74% for the three months ended June 30, 2009.
     Cost of revenue for the nine months ended June 30, 2010 increased $8,289,652 from the nine months ended June 30, 2009 due to higher material costs and more products sold. At the same time, cost of revenue as percentage of net revenue increased to approximately 88.60% from approximately 76.78%. Consequently, gross margin as a percentage of net revenue decreased to approximately 11.40% for the nine months ended June 30, 2010 from approximately 23.22% for the nine months ended June 30, 2009.
Selling, General and Administrative Expenses
     Selling expenses for the three and nine months ended June 30, 2010 increased by $20,723 and $48,066 from the three and nine months ended June 30, 2009, respectively, due to higher advertising costs.
     General and administrative expenses for the three and nine months ended June 30, 2010 decreased by $51,058 and 296,251 from the three and nine months ended June 30, 2009, respectively, due to lower business development expenses.
Interest Expenses
     Interest expenses decreased to $61,870 for the three months ended June 30, 2010 from $254,031 for the three months ended June 30, 2009. Interest expense decreased to $474,665 for the nine months ended June 30, 2010 from $725,065 for the nine months ended June 30, 2010. The decrease for both the three- and nine-month periods was mainly due to capitalization of interest.
Provision for Income Tax
     Provision for income tax for the three and nine months ended June 30, 2010 decreased by $244,305 and $699,880 from the three and nine months ended June 30, 2009, respectively, due to lower taxable income.
Net Income
     Net income for the three and nine months ended June 30, 2010 decreased by $732,917 and $2,099,640 from the three and nine months ended June 30, 2009, respectively. The decrease for both the three- and nine-month periods was mainly attributable to higher cost of revenue and lower selling prices for our cement.
Comparison of Results of Operations for the Years ended September 30, 2009 and 2008

	Years ended September 30,
	2009		2008
Net revenue	$36,151,047	100.00%	$26,192,757	100.00%
Cost of revenue	(28,389,589)	(78.53)%	(20,013,621)	(76.41)%

Gross profit	$7,761,458	21.47%	$6,179,136	23.59%

	Years ended September 30,
	2009		2008
Operating expenses:
Selling expenses	(106,373)	(0.29)%	(40,179)	(0.15)%
General and administrative expenses	(1,151,923)	(3.19)%	(1,136,956)	(4.34)%
Bad debt expenses	(220,040)	(0.61)%	(1,740,979)	(6.65)%

Income from operations	$6,283,122	17.38%	$3,261,022	12.45%
Other income (expense)	1,849,429	5.12%	1,001,708	3.82%
Provision for income tax	(2,003,138)	(5.54)%	(1,065,683)	(4.07)%

Net income	$6,099,413	16.87%	$3,197,047	12.21%

Net Revenue
     Net revenue for the year ended September 30, 2009 increased by $9,958,290 or 38.0% from the year ended September 30, 2008. The increase was mainly due to higher sales volume.
Cost of Revenue
     Cost of revenue includes raw material, production cost and depreciation. The following table sets forth our cost of revenue and gross profit both in absolute amount and as a percentage of net revenue for the periods indicated:

	Years ended March 31,
	2009		2008
Net revenue	$36,151,047	100%	$26,192,757	100%
Cost of revenue	(28,389,589)	(78.53)%	(20,013,621)	(76.41)%

Gross profit	$7,761,458	21.47%	$6,179,136	23.59%

     Cost of revenue for the year ended September 30, 2009 increased by $8,375,968 from the year ended September 30, 2008 due to higher material costs. At the same time, cost of revenue as a percentage of net revenue increased to approximately 78.53% from approximately 76.41%. Consequently, gross margin as a percentage of net revenue decreased to approximately 21.47% for the year ended September 30, 2009 from approximately 23.59% for the year ended September 30, 2008.
Selling, General and Administrative Expenses
     Selling expenses for the year ended September 30, 2009 increased by $66,194 from the year ended September 30, 2008 due to higher adverting activities.
     General and administrative expenses for the year ended September 30, 2009 increased by $14,967 from the year ended September 30, 2008 due to higher business development expenses.
Interest Expenses
     Interest expenses decreased to $50,737 for the year ended September 30, 2009 from $158,060 for the year ended September 30, 2008. The decrease was mainly due to capitalization of interests.
Provision for Income Tax
     Provision for income tax for year ended September 30, 2009 increased by $967,455 from the year ended September 30, 2008 due to higher taxable income.
Net Income
     Net income for the year ended September 30, 2009 increased by $2,902,366 from the year ended September 30, 2008. This increase was mainly attributable to more products sold and with higher selling prices for our cement.

Liquidity and Capital Resources
     In summary, our cash flows were as follows for the periods indicated:

	Nine months ended		Years ended
	June 30,		September 30,
	2010	2009	2009	2008
	(Unaudited)	(Unaudited)
Net cash provided by operating activities	$6,134,686	$8,944,309	$14,648,675	$3,870,551
Net cash used in investing activities	(8,495,923)	(12,553,858)	(23,102,832)	(5,178,599)
Net cash provided by financing activities	$2,150,639	$11,860,529	$11,189,328	$1,458,776
     We presently finance our operations primarily from the cash flow from our operations and short term bank loans, and we anticipate that this will continue to be our primary source of funds to finance our short-term cash needs. If we require additional capital to expand or enhance our existing facilities, we may consider debt or equity offerings or institutional borrowing as potential means of financing.
Nine months ended June 30, 2010
     As of June 30, 2010, we had cash and cash equivalents of $2,885,897, other current assets of $16,041,260, and current liabilities of $27,934,253.
     Net cash provided by operating activities for the nine months ended June 30, 2010 was $6,134,686 as compared with net cash provided by operating activities of $8,944,309 for the same period in 2009. This decrease was mainly attributable to lower selling prices for our cement.
     Net cash used in investing activities was $8,495,923 for the nine months ended June 30, 2010, compared with $12,553,858 used in investing activities for the same period in 2009. This increase in net cash used in investing activities was mainly due to investment of our second cement production line, which was completed in July 2010.
     Net cash provided by financing activities was $2,150,639 for the nine months ended June 30, 2010, compared with $11,860,529 net cash provided by financing activities for the same period in 2009. This decrease was mainly attributable to a decrease of new debts.
Year ended September 30, 2009
     As of September 30, 2009, we had cash and cash equivalents of $3,093,667, other current assets of $10,217,714 and current liabilities of $18,317,729.
     Net cash provided by operating activities for the year ended September 30, 2009 was $14,648,675 compared with net cash provided by operating activities of $3,870,551 for the same period in 2008. This increase was mainly attributable to higher sales volume.
     Net cash used in investing activities was $23,102,832 for the year ended September 30, 2009, compared with $5,178,599 used in investing activities for the same period in 2008. This increase in net cash used in investing activities was mainly due to investment of our second cement production line, which was completed in July 2010.
     Net cash provided in financing activities was $11,189,328 for the year ended September 30, 2009, compared with $1,458,776 net cash provided in financing activities for the same period in 2008. The increase in net cash provided in financing activities was mainly due to more funds borrowed to finance our second cement production line.

Off-Balance Sheet Arrangements
     We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our combined financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an uncombined entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any uncombined entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.
Contractual Obligations and Commitments
     We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.
     The following tables summarize our contractual obligations as of June 30, 2010, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

	Payments Due by Period
		Less than
	Total	1 year	1-3 Years	3-5 Years	5 Years +
	In Thousands
Contractual Obligations :
Bank Indebtedness	$10,518	$2,893	$7,625	$—	$—
Other Indebtedness	$—	$—	$—	$—	$—
Capital Obligations	$—	$—	$—	$—	$—
Purchase Obligations	$—	$—	$—	$—	$—
Total Contractual Obligations:	$10,518	$2,893	$7,625	$—	$—
Quantitative and Qualitative Disclosures about Market Risks
     We do not use derivative financial instruments in our investment portfolio and has no foreign exchange contracts. Our financial instruments consist of cash and cash equivalents, trade accounts receivable, accounts payable and long-term obligations. We consider investments in highly liquid instruments purchased with a remaining maturity of 90 days or less at the date of purchase to be cash equivalents. However, in order to manage the foreign exchange risks, we may engage in hedging activities to manage our financial exposure related to currency exchange fluctuation. In these hedging activities, we might use fixed-price, forward, futures, financial swaps and option contracts traded in the over-the-counter markets or on exchanges, as well as long-term structured transactions when feasible. Up to this point we have not hedged any of our currency risk.
     Interest Rates. Our exposure to market risk for changes in interest rates relates primarily to our short-term investments and short-term obligations; thus, fluctuations in interest rates would not have a material impact on the fair value of these securities. At September 30, 2009, we had approximately $3,093,667 in cash and cash equivalents. A hypothetical 5% increase or decrease in interest rates would not have a material impact on our earnings or loss, or the fair market value or cash flows of these instruments.

     Foreign Exchange Rates. A substantial portion of our sales is denominated in Renminbi (“RMB”). As a result, changes in the relative values of U.S. Dollars and RMB affect our reported levels of revenues and profitability as the results are translated into U.S. Dollars for reporting purposes. In particular, fluctuations in currency exchange rates could have a significant impact on our financial stability due to a mismatch among various foreign currency-denominated sales and costs. Fluctuations in exchange rates, particularly among the U.S. dollar and RMB affect our gross and net profit margins and could result in foreign exchange and operating losses.
     Our exposure to foreign exchange risk primarily relates to currency gains or losses resulting from timing differences between signing of sales contracts and settling of these contracts. Furthermore, we translate monetary assets and liabilities denominated in other currencies into RMB, the functional currency of our operating business. Our results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in our statement of shareholders’ equity. We recorded net foreign currency gains of $33,573 and $632,770 in fiscal 2008 and 2009 respectively. We have not used any forward contracts, currency options or borrowings to hedge our exposure to foreign currency exchange risk. We cannot predict the impact of future exchange rate fluctuations on our results of operations and may incur net foreign currency losses in the future. As our sales denominated in foreign currencies, such as RMB, continue to grow, we will consider using arrangements to hedge our exposure to foreign currency exchange risk.
     Our financial statements are expressed in U.S. dollars but the functional currency of our operating subsidiary is RMB. The value of your investment in our stock will be affected by the foreign exchange rate between U.S. dollars and RMB. To the extent we hold assets denominated in U.S. dollars, including the net proceeds to us from this offering, any appreciation of the RMB against the U.S. dollar could result in a change to our statement of operations and a reduction in the value of our U.S. dollar denominated assets. On the other hand, a decline in the value of RMB against the U.S. dollar could reduce the U.S. dollar equivalent amounts of our financial results, the value of your investment in our company and the dividends we may pay in the future, if any, all of which may have a material adverse effect on the price of our stock.
DESCRIPTION OF PROPERTY
     The following table provides a general description of our current facilities, all of which are located at our cement plant site in Hubei Province:

Principal		Area (approximate	Land Use Right
Activities	Location	square meters)	Expiration Date
Office Building	Shiyan	1,250	July 1, 2045
Cement Plant	Shiyan	33,000	July 1, 2045
Warehouse	Shiyan	1,132	July 1, 2045
Cafeteria	Shiyan	1,112	July 1, 2045
     All land in the PRC is state-owned and cannot be sold to any individual or entity. Instead, the government grants a land use right in exchange for a purchase price for such right. The land use right allows its holder the right to use the land for a specified long-term period of time and enjoys all the interests of land ownership. We use the land on which our facilities are located in accordance with such land use rights.
     We also have rights to extract from two limestone quarries, the Baila Shuguo Limestone Quarry and the Daliu Fengshou Limestone Quarry, although all operations at these quarries are conducted by third-party contractors, and we have no control over their operations. Both quarries are located in proximity to our cement plant, the first in Chadian Village and the second in Daliu Village.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership Prior to Change of Control

     The following table sets forth information regarding the beneficial ownership of the Registrant’s common stock as of November 10, 2010, for each of the following persons, immediately prior to the Closing of the Share Exchange: (i) each person who was a director or executive officer of the Registrant immediately prior to the Closing the Share Exchange; (ii) all such directors and executive officers as a group; and (iii) each person (including any group) who is known by the Registrant as to own beneficially five percent or more of the Registrant’s common stock immediately prior the Closing of the Share Exchange.

Common Stock Beneficially Owned
	Number of	Percentage of
	Shares	class beneficially
	beneficially	owned after the
	owned(1)	Transaction(1)
Executive Officers and Directors:
Alan Lipton (2)(3)	4,274,629	38.56%
Amerisa Kornblum (4)	178,571	1.6%
Stanley Stern	4,000	*
Steven Tishman	—	—
All directors and executive officers as a group (four persons)	4,457,200	40.20%

5% Shareholders:
Elao, LLC (2)	3,096,058	27.93%
Lily Maya Lipton Family Trust (c/o Alan Lipton, Trustee) (2)	4,274,629	38.56%
Relao 2, LLC (4)	1,178,571	10.63%
Bruce Galloway/Gary Herman (5)	2,578,027	23.25%

*	Less than 1%.

(1)	Based on 11,086,575 shares of common stock outstanding as of November 10, 2010. Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on October 29, 2010.

(2)	Lily Maya Family Trust (the “Lily Trust”) is the sole member of Elao, LLC, a Florida limited liability company. Alan Lipton is the sole trustee of the Lily Trust and his daughter Lily Maya Lipton is the sole lifetime beneficiary. Both the Lily Trust and Alan Lipton have shared voting and dispositive power over the shares owned by Elao, LLC. Alan Lipton has shared voting and dispositive over the shares owned by the Lily Trust.

(3)	Includes 1,682 shares held by Lipton Partnership, a general partnership in which Alan Lipton has a beneficial interest.

(4)	Does not include shares held by Elao, LLC. Each of Ms. Kornblum and an entity, the principals of which are the same principals of Relao 2, LLC, have a contingent contractual right to receive 33.3% of the proceeds upon sale of these shares. The principals of Relao, LLC and Relao 2, LLC are shareholders, directors and officers of Berman Rennert Vogel & Mandler, P.A., a law firm who provided legal services to the Registrant through the Closing of the Share Exchange.

(5)	The address for Messrs. Galloway and Herman is 720 Fifth Avenue, New York, NY 10019. Represents 786,582 shares of common stock held by Mr. Galloway’s Individual Retirement Account which Mr. Galloway has sole power to vote and dispose, 37,500 shares of common stock held by Mr. Galloway’s children for which he has the sole power to vote and dispose, and 1,753,945 shares of common stock held by Strategic Turnaround Equity Partners, LP (Cayman) (“STEP”) for which Messrs. Galloway and Herman have the shared power to vote and dispose. Messrs. Galloway and Herman are managing members of Galloway Capital Management, LLC, the general partner of STEP. Messrs. Galloway and Herman disclaim beneficial ownership of the shares of common stock directly beneficially owned by STEP except for: (i) indirect interests therein by virtue of being a member of Galloway Capital Management LLC, and (ii) the indirect interests of Mr. Galloway by virtue of his being a limited partner of STEP.
Security Ownership After Change of Control
     The following table sets forth information regarding the beneficial ownership of the Registrant’s common stock as of November 11, 2010, for each of the following persons, after giving effect to the closing of the transactions under the Exchange Agreement: (i) each person named to be a director and/or executive officer of the Registrant in connection with the Share Exchange; (ii) all such directors and executive officers as a group; and (iii) each person (including any group) who is known by the Registrant as to own beneficially five percent or more of the Registrant’s common stock after the Closing of the Share Exchange.

Common Stock Beneficially Owned
	Number of	Percentage of
	Shares	class beneficially
	beneficially	owned after the
	owned(1)	Transaction(1)
Incoming Executive Officers and Directors:
Zhilian Chen (2)	145,726,871	59.150%
Zhihua Chen (2)	7,206,274	2.925%
Zhenjun Wu (2)	7,206,274	2.925%
All directors and executive officers as a group (3 persons)	160,139,419	65.000%

5% Shareholders:
Republic Rock United Industry Limited (3)	160,139,419	65.000%

(1)	Based on 246,368,334 shares of common stock outstanding as of November 12, 2010. Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)	Represents shares held directly by Republic Rock United Industry Limited (“Republic Rock”), a British Virgin Islands company and sole shareholder of SCSI immediately prior to the Closing under the Agreement. Pursuant to the terms of the Exchange Agreement, the Registrant issued 160,139,419 common shares to Republic Rock at the Closing, of which Mr. Zhilian Chen is the indirect beneficiary of 145,726,871 common shares, Mr. Zhihua Chen the indirect beneficiary of 7,206,274 common shares, and Mr. Zhenjun Wu the indirect beneficiary of 7,206,274 common shares, corresponding to their respective ownership percentages in Republic Rock. Percentage totals may vary slightly due to rounding.

(3)	The shareholders of Republic Rock are Mr. Zhilian Chen (91.0%), Mr. Zhihua Chen (4.5%) and Mr. Zhenjun Wu (4.5%). All three are also the directors of Republic Rock. As such, they are deemed to have or share investment control over Republic Rock’s portfolio. The numbers of the Registrant’s common shares reported herein as to be beneficially owned by Messrs. Zhilian Chen, Zhihua Chen and Zhenjun Wu are held by Republic Rock, which they in turn own indirectly through their respective ownership interests of Republic Rock.
DIRECTORS AND EXECUTIVE OFFICERS
     In accordance with the Exchange Agreement, at Closing, Amerisa Kornblum resigned as the Registrant’s chief executive officer, chief financial officer, secretary and treasurer, and in her place Zhilian Chen was appointed as chief executive officer, and Zhihua Chen as chief financial officer and secretary, effective at Closing.
     Additionally, Alan Lipton, Stanley Stern and Steven Tishman resigned as directors of the Registrant on November 12, 2010, ten days following the mailing of an information statement on or about November 2, 2010, to the Registrant’s stockholders in compliance with Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. Upon their resignations, Zhilian Chen, Zhihua Chen and Zhenjun Wu will be appointed as directors of the Registrant, and will hold the seats until the next annual shareholder meeting can be held and until their successors are duly elected and qualified.
     The following table sets forth the names and ages of the incoming directors and executive officers:

Name	Age	Position
Zhilian Chen *	40	Chief Executive Officer and Chairman of the Board of Directors
Zhihua Chen *	51	Chief Financial Officer, Secretary and director
Zhenjun Wu	38	Director

*	Denotes an executive officer
Biographical Information
     Zhilian Chen graduated from Zhejiang University of Industry and Commerce in July, 1992, with a bachelor degree in financial management. Mr. Chen is the Chairman of Jinlong Cement, a position he has held since October 2004, and has been responsible for the development of that company’s business and operational strategies. Mr. Chen has considerable industry-related experience, having formerly worked as the general manager at Hubei Yunmeng Jiangbei Industry & Commerce Co., Ltd., a trading company, from October 1999 to October 2004, where he oversaw that company’s marketing and sales as well as its day-to-day operations, and as the sales manager at Zhejiang Xishan Construction Material Group, a cement production collective, from September 1989 to September 1999.
     Zhihua Chen graduated from Zhejiang Radio and Television University in July 1995 with a bachelor degree in financial management. Since January 2009, Mr. Chen has been the chief financial officer and a director of Jinlong Cement . Mr. Chen formerly worked as the chief financial officer at Hubei Zaoyang Cement Plant and Shaanxi Kanghua Construction Material Co., Ltd., both cement production companies, from October 2000 to December 2008, where he supervised their respective accounting departments and prepared their tax returns. Certain owners of Jinlong Cement also have ownership interests in these companies and as such, they are both deemed related parties of Jinlong Cement.
     Zhenjun Wu graduated from Zhejiang University of Industry and Commerce in July 1993 with a bachelor degree in electronic engineering. Mr. Wu formerly worked as the general manager in Shaanxi Golden Dragon Cement Co., Ltd., a cement production company, from August 2007 to July 2008, where he was responsible for managing its construction planning office. Mr. Wu was the sales director in Shaanxi Kanghua Construction Material Co., Ltd., a cement production company, from April 2002 to July 2007, where he supervised the sales staff. Because certain owners of Jinlong Cement also have ownership interests in these two companies, they are deemed related parties of Jinlong Cement. Prior to that, Mr. Wu worked for the Zhejiang Administration of Telecommunication, Lanxi Office, a subsidiary of China Telecom, as an inspector from September 1993 to March 2002, which is unrelated to or affiliated with Jinlong Cement.
Family Relationships

     Zhilian Chen and Zhihua Chen are first cousins. Zhilian Chen and Zhenjun Wu are second cousins.
Involvement in Certain Legal Proceedings
     There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of the officers or directors appointed in connection with the Share Exchange from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with the Registrant so enjoined.
Board of Directors
     As o f November 12, 2010, the Registrant’s board of directors consists of three members, all of whom are management members of Jinlong. All directors serve in this capacity until their terms expire or until their successors are duly elected and qualified. The Registrant’s bylaws provide that the authorized number of directors shall be as provided in its Certificate of Incorporation. The Certificate of Incorporation provides that the number of directors which shall constitute the board of directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the board. The Registrant’s board of directors has set the number of directors at no less than one director.
     In connection with the Share Exchange, Zhilian Chen has been appointed to the Registrant’s board of directors as chairman. In this capacity Mr. Chen will be responsible for meeting with the Registrant’s chief financial officer to review financial and operating results, reviewing agendas and minutes of board and committee meetings, and presiding at the meetings of the board of directors.
Board Committees; Director Independence
     The board of directors has an audit committee, a compensation committee and a nominating committee. As of November 12, 2010, however, none of the committees has any members. The board of directors intends, however, to nominate board members to serve on the committees as necessary and advisable in the near future, to facilitate the management of our business.
     Audit Committee. The audit committee of the board of directors is responsible for reviewing and monitoring the Registrant’s financial statements and internal accounting procedures, recommending the selection of independent auditors by the board of directors, evaluating the scope of the annual audit, reviewing audit results, consulting with management and the Registrant’s independent auditor prior to presentation of financial statements to stockholders and, as appropriate, initiating inquiries into aspects of the Registrant’s internal accounting controls and financial affairs. As of November 12, the audit committee has no members.
     Compensation Committee. The compensation committee of the board of directors reviews and recommends to the board the compensation and benefits of all of the Registrant’s executive officers, administers stock incentive plan and establishes and reviews general policies relating to compensation and benefits of the Registrant’s employees. As of November 12, 2010, the compensation committee has no members.
     Nominating Committee. The nominating committee of the board of directors identifies prospective board candidates, recommends nominees for election to the board of directors, develops and recommends board member selection criteria, considers committee member qualification and provides oversight in the evaluation of the board of directors and each committee. As of November 12, 2010, the nominating committee has no members.
Codes of Conduct and Ethics
     The board of directors has adopted a code of business conduct and ethics applicable to the Registrant’s directors, officers and employees, in accordance with applicable federal securities laws. Upon written request to the

Chairman of the Board, the Registrant will provide, without charge, any person with a copy of its Code of Conduct and Ethics.
     None of the directors appointed in connection with the Share Exchange are considered “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The Registrant is not currently subject to any law, rule or regulation, however, requiring that all or any portion of its board of directors include “independent” directors.
     The Registrant currently does not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. The Registrant currently also does not have any specific or minimum criteria for the election of nominees to the board of directors and does not have any specific process or procedure for evaluating such nominees.
     A stockholder who wishes to communicate with the board of directors may do so by directing a written request addressed to the Registrant’s chief executive officer at the address appearing on the face page of this Form 8-K. The Registrant does not have a policy regarding the attendance of board members at the annual meeting of shareholders.
Section 16(a) Beneficial Ownership Compliance
     Section 16(a) of the Exchange Act requires that the Registrant’s directors and executive officers and persons who own more than 10% of the Registrant’s common stock file initial reports of ownership and reports of changes of ownership with the SEC. Reporting persons are required by the SEC regulations to furnish the Registrant with copies of all Section 16(a) forms they file. Based solely on a review of these reports, the Registrant believes that all directors, executive officers and persons owning more than 10% of the Registrant’s common stock prior to the Share Exchange complied with all Section 16(a) filing requirements during the Registrant’s prior fiscal year ended December 31, 2009.
EXECUTIVE COMPENSATION
Executive Compensation
     The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal years ended September 30, 2009 and 2008, by the Registrant’s chief executive officer, chief financial officer and each of the other two highest paid executives, if any, whose total compensation exceeded $100,000 during such periods.

						Non-Equity	Non-Qualified
						Incentive Plan	Deferred
Name and	Year			Stock	Option	Compensation	Compensation	All Other
Principal	ended	Salary	Bonus	Awards	Awards	Earnings	Earnings	Compensation	Total
Position	September 30,	($)	($)	($)	($)	($)	($)	($)	($)
Zhilian Chen	2009	17,567	0	0	0	0	0	0	17,567
current CEO (1)	2008	0	0	0	0	0	0	0	0

Zhihua Chen	2009	29,278	0	0	0	0	0	0	29,278
current CFO (2)	2008	0	0	0	0	0	0	0	0

Amerisa Kornblum former CEO	2009	0	0	0	0	0	0	0	0
and CFO (3)	2008	0	0	0	0	0	0	0	0

(1)	Zhilian Chen was appointed as the Registrant’s chief executive officer on November 11, 2010, in connection with the Share Exchange. Mr. Chen’s compensation for the periods reported was paid to him by Jinlong. Mr. Chen’s compensation, for reporting purposes, has been converted to U.S. Dollars at the conversion rate of 6.831 RMB to one U.S. dollar for 2009, and 6.951 RMB to one U.S. dollars for 2008.

(2)	Zhihua Chen was appointed as the Registrant’s chief financial officer on November 11, 2010, in connection with the Share Exchange. Mr. Chen’s compensation for the periods reported was paid to him by Jinlong. Mr. Chen’s compensation, for reporting purposes, has been converted to U.S. Dollars at the conversion rate of 6.831 RMB to one U.S. dollar 2009, and 6.951 RMB to one U.S. dollars for 2008.

(3)	Ms. Kornblum resigned as the Registrant’s chief executive officer, chief financial officer, secretary and treasurer on November 11, 2010, in connection with the closing of the Share Exchange. Ms. Kornblum’s compensation for the periods reported are based on the Registrant’s prior fiscal year end of December 31, which has been changed to September 30 in connection with the Share Exchange.
Employment Agreements
     The Registrant currently has no employment agreements with any of its executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of its executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control.
Employment Agreements of Jinlong
     Jinlong currently has no employment agreements with any members of its management team.
Director Compensation
     Currently, the Registrant does not pay any compensation to members of its board of directors for their service on the board. However, the Registrant intends to review and consider future proposals regarding board compensation.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE
The Registrant
     The Registrant had previously borrowed from Alan Lipton, who resigned as chairman of the board of directors in connection with the Share Exchange, the net sum of $525,000. The Registrant issued to Mr. Lipton an 8% promissory note in exchange for the funds (the “Note”). Under the Note, $525,000 plus all interest was repayable by the Registrant upon the earlier to occur of (a) January 16, 2010; or (ii) the occurrence of a change in control of the Registrant. Repayment obligation under the Note was secured by all of the Registrant’s assets prior to the Closing of the Share Exchange. The Registrant used the proceeds of the loans from Mr. Lipton for working capital purposes, including payment of existing liabilities. As of April 14, 2008, the Registrant was informed by Alan Lipton that he had released the Registrant from repaying all amounts owed to him under the Note.
     On March 2, 2009, the Registrant sold 3,333,333 newly issued shares of its common stock, par value $.001, to four investors for a gross purchase price of $50,000. An entity controlled by Mr. Lipton purchased 1,000,000 of these shares. There were no underwriting discounts or commissions paid in connection with the sale of these shares.
     On February 4, 2008 the Registrant sold 714,284 newly issued shares of its common stock, par value $.001, to three investors for a gross purchase price of $100,000. An entity controlled by Mr. Lipton and Amerisa Kornblum, the Registrant’s sole executive officer prior to the Closing of the Share Exchange, each purchased 178,571 of these shares. There were no underwriting discounts or commissions paid in connection with the sale of these shares.
Share Exchange Agreement

     On October 29, 2010, the Registrant executed the Exchange Agreement with SCSI and the SCSI Stockholders. SCSI owns 100% of Dynasty, which in turns owns 100% of GMIC.
     On the Closing Date of the Exchange Agreement, the Registrant issued 235,281,759 shares of its common stock to the SCSI Stockholder and its assignees in exchange for 100% of the issued and outstanding common stock of SCSI. After the Closing, the Registrant has a total of 246,368,334 shares of common stock outstanding, with the SCSI Stockholder and its assignees owning approximately 95.5% of the Registrant’s total issued and outstanding common shares.
     As a result of the Share Exchange, the SCSI Stockholders became the Registrant’s controlling shareholders and SCSI became the Registrant’s wholly owned subsidiary. In connection therewith, the Registrant acquired the business and operations of Jinlong Group, which principal business activities are conducted by Jinlong in China.
SCSI
     Set forth below are the related party transactions of SCSI, its subsidiaries and Jinlong Cement as of the dates indicated:

	June 30,	September 30,
	2010	2009
Due from related parties	$5,856,370	$4,950,703

     Amounts due from related parties were $5,856,370 and $4,950,703 as of June 30, 2010 and September 30, 2009, respectively. These amounts are interest free, unsecured and due upon on demand. Related parties include owners of Jinlong Cement and other companies which the owners hold interests in. The purpose of these transactions is to facilitate the cash flow needs of the related parties. The repayment in full in cash of these due from related parties amounts is a condition precedent to the close of the share exchange transaction. Jinlong Cement intends to cease all such practices in the future.

	June 30,	September 30,
	2010	2009
Due to related parties	$1,998,489	$—
Due to shareholders	86,076	—

	$2,084,565	$—

     Amounts due to related parties were $2,084,565 and $0 as of June 30, 2010 and September 30, 2009, respectively. These amounts are interest free, unsecured and due upon on demand, and they were incurred in Jinlong Cement’s normal course of business. Related parties include owners of Jinlong Cement and other companies which the owners hold interests in.
LEGAL PROCEEDINGS
     Currently there are no legal proceedings pending or threatened against the Registrant. From time to time, however, the Registrant may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Registrant’s business.
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS
Market Information
     The Registrant’s common stock was quoted for trading on the Nasdaq National Market from February 15, 2005 through August 13, 2006, and has been quoted for trading on the OTCBB since August 14, 2006 under the symbol ODMO. Prior to February 15, 2005, there was no public market for the Registrant’s common stock. The following table sets forth the high and low closing sales prices for the Registrant’s common stock as reported on the OTCBB for the quarterly periods indicated. The high and low bid prices for the periods indicated reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.

	High	Low
Quarter ended September 30, 2010	0.12	0.04
Quarter ended June 30, 2010	0.35	0.05
Quarter ended March 31, 2010	0.24	0.12

Quarter ended December 31, 2009	0.025	0.011
Quarter ended September 30, 2009	0.025	0.015
Quarter ended June 30, 2009	0.06	0.015
Quarter ended March 31, 2009	0.08	0.016

Quarter ended December 31, 2008	0.13	0.05
Quarter ended September 30, 2008	0.08	0.05
Quarter ended June 30, 2008	0.09	0.08
Quarter ended March 31, 2008	0.04	0.009
Holders
     As of November 11, 2010, immediately after the Closing of the Share Exchange, there were 51 shareholders of record of the Registrant’s common stock based upon the shareholders’ listing provided by the Registrant’s transfer agent, American Stock Transfer & Trust Company, whose address is 6201 15th Avenue, Brooklyn, NY 11219, and whose phone number is (800) 937-5449.
Dividends
     The Registrant has never paid cash dividends on its common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant. Our retained earnings deficit currently limits our ability to pay dividends.
RECENT SALES OF UNREGISTERED SECURITIES
     Reference is made to Item 3.02 of this Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.
DESCRIPTION OF SECURITIES
General
     The Registrant’s authorized capital stock consists of 300,000,000 shares of common stock at a par value of $0.001 per share and 50,000,000 shares of preferred stock at a par value of $0.001 per share. After the Closing of the Share Exchange, the Registrant has 246,368,334 shares of common stock issued and outstanding held by approximately 51 stockholders of record.
Common Stock
     Holders of the Registrant’s common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Holders of common stock representing a majority of the voting power of the Registrant’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Registrant’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation and merger; however, except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the Registrant’s Certificate of Incorporation. The Registrant’s Certificate of Incorporation does not provide for cumulative voting in the election of directors.
     Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of common stock have no pre-emptive rights, redemptive rights or conversion rights.
Preferred Stock
     The preferred stock may be issued from time to time in one or more series. The Board of Directors is authorized to provide for the issue of all or any of the shares of the preferred stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by section 242 and 245 of the General Corporation Law of the State of Delaware.
     The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Our certificate of incorporation and bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with each of our officers and directors who served prior to the closing of the Share Exchange, which may, in some cases, be broader than the specific indemnification provisions contained under Delaware law.
     In addition, as permitted by Delaware law, our certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of certain fiduciary duties as a director, except that a director will be personally liable for:
•	any breach of his or her duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	acts or omissions that the director believes to be contrary to our or our stockholders’ best interests, that involve a reckless disregard for the director’s duty to us or our stockholders or that constitute an unexcused pattern of inattention amounting to abdication of the director’s duty to us or our stockholders;

•	any transaction from which the director derived an improper personal benefit; or

•	improper distributions to stockholders and loans to directors and officers.
     This provision does not affect a director’s liability under the federal securities laws. To the extent that our directors, officers and controlling persons are indemnified under the provisions contained in our certificate of incorporation, Delaware law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Law
     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Pursuant to the provisions of Section 145, a corporation may indemnify its directors, officers, employees, and agents as follows:
     “(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
     (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
     (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
     (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Item 3.02	Unregistered Sales of Equity Securities
     On February 4, 2008, the Registrant sold 714,284 newly issued shares of its common stock, par value $.001, to three investors for a gross purchase price of $100,000. An entity controlled by Alan Lipton, the Registrant’s Chairman of the Board and Amerisa Kornblum, the Registrant’s President and Chief Financial Officer each purchased 178,571 of these shares. There were no underwriting discounts or commissions paid in connection with the sale of these shares. The Registrant relied upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933 in making the sale.
     On March 2, 2009, the Registrant sold 3,333,333 newly issued shares of its common stock, par value $.001, to four investors for a gross purchase price of $50,000. An entity controlled by Alan Lipton, the Registrant’s

Chairman of the Board purchased 1,000,000 of these shares. There were no underwriting discounts or commissions paid in connection with the sale of these shares.
Share Exchange Agreement
     On November 11, 2010, and as described under Item 2.01 above, pursuant to the Exchange Agreement, the Registrant issued 235,281,759 shares of its common stock to the SCSI Stockholder in exchange for 100% of the issued and outstanding capital stock of SCSI. The issuance of these shares was exempt from registration pursuant to Regulation S promulgated under the Securities Act. The Registrant made this determination based on the representations of the SCSI Stockholder, which included, in pertinent part, that such shareholder was not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act, and that such shareholder was acquiring the Registrant’s common stock, for investment purposes for its own accounts and not as a nominee or agent, and not with a view to the resale or distribution thereof, and that such shareholder understood that the shares of the Registrant’s common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 5.01	Changes in Control of Registrant
     As more fully described in Items 1.01 and 2.01 above, on November 11, 2010, in connection with the Share Exchange, the Registrant issued 235,281,759 shares of its common stock to the SCSI Stockholder and its assignees in exchange for the transfer of 100% of the outstanding shares of SCSI’s capital stock by the SCSI Stockholder to the Registrant. As a result, the SCSI Stockholder acquired control of the Registrant because the common shares issued to it equal approximately 65.0% of the Registrant’s outstanding shares of common stock (on a fully-diluted basis) on the Closing Date. Each share of the Registrant’s outstanding common stock entitles the holders of common stock to one vote. Thus, the SCSI Stockholder holds the majority number of the Registrant’s voting shares on a fully diluted basis.
     The closing of the transactions under the Exchange Agreement, which resulted in the change of control of the Registrant, occurred on November 11, 2010.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As more fully described in Items 1.01 and 2.01 above, on November 11, 2010, in connection with the closing of the Share Exchange, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 below, effective on November 11, 2010, Amerisa Kornblum resigned as the Registrant’s chief executive officer, chief financial officer, secretary and treasurer, and in her place Zhilian Chen was appointed as chief executive officer, and Zhihua Chen as chief financial officer and secretary, effective at Closing.
     Additionally, Alan Lipton, Stanley Stern and Steven Tishman resigned as directors of the Registrant upon the Registrant’s compliance with the provisions of Section 14(f) of the Securities Act of 1933, as amended, and Rule 14(f)-1 thereunder on November 12, 2010, and the appointment of Zhilian Chen, Zhihua Chen and Zhenjun Wu to the Registrant’s board of directors became effective. The Schedule 14f-1 Information Statement was filed with the SEC and mailed to the Registrant’s stockholders on or about November 2, 2010.
     Zhilian Chen and Zhihua Chen are first cousins. Zhilian Chen and Zhenjun Wu are second cousins. Other than the transactions in connection with the Share Exchange, as described above in Item 2.01, no transactions occurred in the last two years to which the Registrant was a party in which the above-mentioned officers and/or directors had or is to have a direct or indirect material interest.
     Descriptions of the business backgrounds and any compensation arrangements with the newly appointed directors and officers can be found in Item 2.01 above, in the sections titled “Management” and “Executive Compensation,” and such descriptions are incorporated herein by reference.

Item 5.03	Amendments to Bylaws; Change in Fiscal Year

     On November 11, 2010, and pursuant to the Exchange Agreement, the Registrant changed its fiscal year end from December 31 to September 30 to conform to the fiscal year end of the Jinlong Group.

Item 5.06	Change in Shell Company Status
     As explained more fully in Item 2.01 above, the Registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the Closing of the Share Exchange. As a result of the Share Exchange, SCSI became the wholly-owned subsidiary of the Registrant. Consequently, the Registrant believes that the Share Exchange has caused it to cease to be a shell company. For information about the Share Exchange, please see the information set forth above under Item 2.01 of this Form 8-K above, which information is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits
     As more fully described in Item 2.01 above, on October 29, 2010, the Registrant executed the Exchange Agreement with SCSI and SCSI Stockholders. The Closing of the Share Exchange occurred on November 11, 2010. SCSI is the registered owner of 100% of the registered capital of Dynasty, which in turn owns 100% of GMIC. As a result of its acquisition of SCSI pursuant to the Exchange Agreement, the Registrant’s principal business activities after the Share Exchange shall continue to be conducted through GMIC.
(a) Financial statements of businesses acquired.
     The audited combined financial statements of SCSI as of September 30, 2009 and 2008 and unaudited financial statements as for the three and nine months ended June 30, 2010 and 2009 are filed as Exhibit 99.1 to this Form 8-K and are incorporated herein by reference.
(b) Pro forma financial information.
     The unaudited pro forma consolidated financial statements concerning the acquisition of the business operations of Jinlong are filed as Exhibit 99.2 to this Form 8-K and are incorporated herein by reference.
(c) Shell company transactions.
     Reference is made to Items 9.01(a) and 9.01(b) above and the exhibits referred to therein, which are incorporated herein by reference.
(d) Exhibits

INDEX TO EXHIBITS

Exhibit	Description
2.1	Share Exchange Agreement by and among Odimo Incorporated (the “Registrant”), Elao, LLC, Standard Crushed Stone Industry Limited (“SCSI”) and the shareholders of SCSI dated October 29, 2010 (2)

3.1	Amended and Restated Certificate of Incorporation of the Registrant (1)

3.2	Amended and Restated By-Laws of the Registrant (1)

99.1
Unaudited consolidated financial statements of SCSI for the three and nine months ended June 30, 2010 and 2009 and audited consolidated financial statements for the years ended September 30, 2009 and 2008, and accompanying notes to combined financial statements*

99.2	Unaudited pro forma consolidated financial statements of the Registrant and SCSI *

99.3	Consulting Services Agreement *

99.4	Operating Agreement *

99.5	Equity Pledge Agreement *

99.6	Option Agreement *

99.7	Voting Rights Proxy Agreement *

99.8	Sales Agreement between Jinlong and Shiyan Hangong Architectural Concrete Co., Ltd. dated April 6, 2010. *

99.9	Sales Agreement between Jinlong and Shiyan Hongqiang Trading Co., Ltd. dated December 20, 2009. *

99.10	Sales Agreement between Jinlong and Shiyan Zhuomai Trading Co., Ltd. dated December 25, 2009. *

99.11	Sales Agreement between Jinlong and Shiyan Zhuomai Trading Co., Ltd. dated December 25, 2009. *

*	Filed herewith.

(1)	This exhibit was previously filed as an exhibit to the Registration Statement on Form S-1 (File No. 333-117400) originally filed with the Securities and Exchange Commission on July 16, 2004, as amended thereafter, and is incorporated herein by reference.

(2)	This exhibit was previously filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2010, and is incorporated by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Odimo Incorporated
Dated: November 12, 2010	By:	/s/ Zhilian Chen
Zhilian Chen
Chief Executive Officer